                                                                  EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG
                         AMERICAN MEDICAL SYSTEMS, INC.
                              PERSUADE MERGER CORP.
                                 INFLUENCE, INC.
                           GLOBERMAN ENGINEERING LTD.
                                   UROTEK LTD.
                                  KATSUMI ONEDA
                                       AND
                                  LEWIS C. PELL


                          DATED AS OF NOVEMBER 12, 1999

                                TABLE OF CONTENTS


     ARTICLE  1...................................................................................................1
       1.1    Definitions.........................................................................................1
     ARTICLE  2...................................................................................................7
       2.1    The Merger..........................................................................................7
       2.2    Effective Time......................................................................................7
       2.3    Closing of the Merger...............................................................................8
       2.4    Effects of the Merger...............................................................................8
       2.5    Certificate of Incorporation and Bylaws.............................................................8
       2.6    Directors...........................................................................................8
       2.7    Officers............................................................................................8
       2.8    Merger Consideration................................................................................8
       2.9    Cancellation and Conversion of Company Securities at the Effective Time............................10
       2.10   Contingent Merger Consideration....................................................................11
       2.11   Dissenting Shares..................................................................................16
       2.12   Escrow Procedure; Exchange of Certificates.........................................................17
       2.13   Contributions at Closing...........................................................................19
     ARTICLE  3..................................................................................................19
       3.1    Corporate Organization and Power...................................................................20
       3.2    Authorization......................................................................................20
       3.3    Capitalization of the Company......................................................................21
       3.4    Non-Contravention..................................................................................22
       3.5    Consents and Approvals.............................................................................22
       3.6    Financial Statements; Undisclosed Liabilities......................................................23
       3.7    Absence of Certain Changes.........................................................................24
       3.8    Assets and Properties..............................................................................25
       3.9    Manufacturing Compliance...........................................................................25
       3.10   Inventories........................................................................................25
       3.11   Receivables and Payables...........................................................................26
       3.12   Litigation.........................................................................................27
       3.13   Contracts..........................................................................................27
       3.14   Permits............................................................................................29
       3.15   Compliance with Applicable Laws....................................................................29
       3.16   Benefit Plans......................................................................................29
       3.17   Labor and Employment Matters.......................................................................32
       3.18   Israeli Labor Matters..............................................................................33
       3.19   Intellectual Property..............................................................................34
       3.20   Environmental Compliance...........................................................................35
       3.21   Insurance..........................................................................................37
       3.22   Tax Matters........................................................................................37
       3.23   Grants, Incentives and Subsidies...................................................................39
       3.24   Year 2000..........................................................................................40
       3.25   Bank Accounts; Powers of Attorney..................................................................40
       3.26   Orders, Commitments and Returns....................................................................40
       3.27   Product Liability Claims...........................................................................40


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

       3.28   Warranties.........................................................................................41
       3.29   Relations with Suppliers and Customers.............................................................41
       3.30   Absence of Certain Business Practices..............................................................41
       3.31   Brokers............................................................................................42
       3.32   Minute Books.......................................................................................42
       3.33   Business Generally.................................................................................42
       3.34   Irrevocable Proxies................................................................................42
       3.35   Voting Agreement...................................................................................42
     ARTICLE  4..................................................................................................43
       4.1    Corporate Existence and Power......................................................................43
       4.2    Authorization......................................................................................43
       4.3    Consents and Approvals.............................................................................43
       4.4    Acquisition of Company Common Stock for Investment.................................................44
       4.5    Available Capital Resources........................................................................44
       4.6    No Additional Representations or Warranties........................................................44
       4.7    Disclosure.........................................................................................44
       4.8    Non-Contravention..................................................................................45
       4.9    Brokers............................................................................................45
     ARTICLE  5..................................................................................................45
       5.1    Conduct of the Business............................................................................45
       5.2    Company's Agreements as to Specified Matters.......................................................45
       5.3    Full Access to Parent..............................................................................47
       5.4    Confidentiality....................................................................................47
       5.5    Filings; Consents; Removal of Objections...........................................................48
       5.6    Further Assurances; Cooperation; Notification......................................................48
       5.7    Approval of Stockholders...........................................................................49
       5.8    No Solicitation....................................................................................49
       5.9    Supplements to Disclosure Schedule.................................................................49
       5.10   Sale of Certain Assets of  ENT Business and German Subsidiary......................................49
       5.11   Public Announcements...............................................................................50
       5.12   Preparation of Tax Returns; Tax Matters............................................................50
       5.13   Severance Benefits.................................................................................53
       5.14   Exchange of Stock..................................................................................53
     ARTICLE  6..................................................................................................53
       6.1    Representations and Warranties True................................................................53
       6.2    Performance........................................................................................53
       6.3    Required Approvals and Consents....................................................................54
       6.4    No Proceeding or Litigation........................................................................54
       6.5    Legislation........................................................................................54
       6.6    Certificates.......................................................................................54
       6.7    Opinions of Company Counsel........................................................................54
       6.8    Escrow Agreement...................................................................................54
       6.9    Employment Agreements..............................................................................54
       6.10   Bick Consulting Agreement..........................................................................54
       6.11   Machek Consulting Agreement........................................................................54
       6.12   Sale of ENT Business and German Subsidiary.........................................................55

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



       6.13   Dissenting Shares..................................................................................55
       6.14   Resignation and Release............................................................................55
       6.15   Voting Agreement...................................................................................55
       6.16   J & J Agreements...................................................................................55
       6.17   Cancellation of Options............................................................................55
       6.18   1998 and 1999 Financial Statements.................................................................55
       6.19   Interim Financial Statements.......................................................................55
       6.20   Jessco Agreement...................................................................................55
       6.21   Yozma Agreement....................................................................................55
       6.22   SLP Agreement......................................................................................55
       6.23   Service Agreements.................................................................................56
       6.24   Employee Loan......................................................................................56
       6.25   1998 Tax Return....................................................................................56
       6.26   Transfer of IMT Subsidiary Stock...................................................................56
       6.27   Intellectual Property Transfer Agreement...........................................................56
     ARTICLE  7..................................................................................................56
       7.1    Representations and Warranties True................................................................56
       7.2    Performance........................................................................................57
       7.3    Corporate Approvals................................................................................57
       7.4    No Proceeding or Litigation........................................................................57
       7.5    Legislation........................................................................................57
       7.6    Certificates.......................................................................................57
       7.7    Opinion of Parent Counsel..........................................................................57
       7.8    Escrow Agreement...................................................................................57
       7.9    Dissenting Shares..................................................................................57
     ARTICLE  8..................................................................................................58
       8.1    Methods of Termination.............................................................................58
       8.2    Procedure Upon Termination.........................................................................58
       8.3    Effect of Termination..............................................................................59
       8.4    Reimbursement of Expenses..........................................................................59
     ARTICLE  9..................................................................................................59
       9.1    Survival...........................................................................................59
       9.2    Indemnification by Parent..........................................................................60
       9.3    Indemnification by Principal Stockholders..........................................................60
       9.4    Claims for Indemnification.........................................................................61
       9.5    Indemnification Limits.............................................................................62
       9.6    Right of Off-Set...................................................................................63
       9.7    Release of Prior Claims............................................................................63
       9.8    Principal Stockholder's Right of Contribution......................................................63
     ARTICLE  10.................................................................................................63
       10.1   Dispute............................................................................................63
       10.2   Mediation..........................................................................................64
       10.3   Arbitration........................................................................................64
     ARTICLE  11.................................................................................................65
       11.1   Notices............................................................................................65
       11.2   Amendments; No Waivers.............................................................................66

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

       11.3   Expenses...........................................................................................66
       11.4   Successors and Assigns.............................................................................67
       11.5   Governing Law......................................................................................67
       11.6   Counterparts; Effectiveness........................................................................67
       11.7   Entire Agreement...................................................................................67
       11.8   Captions...........................................................................................67
       11.9   Severability.......................................................................................67
       11.10  Construction.......................................................................................67
       11.11  Cumulative Remedies................................................................................68
       11.12  Third Party Beneficiaries..........................................................................68
       11.13  Appointment of Stockholders'Representatives; Enforcement of Rights, Benefits and Remedies..........68

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 12, 1999, is by and among American Medical Systems, Inc., a Delaware corporation ("Parent"), Persuade Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Influence, Inc., a Delaware corporation ("Company"), and Globerman Engineering Ltd., an Israeli company, Urotek Ltd., an Israeli company, Katsumi Oneda, an individual residing in the State of New Jersey, and Lewis C. Pell, an individual residing in the State of New York (collectively referred to herein as the "Principal Stockholders").

         WHEREAS, the Board of Directors of each of the Company, Parent and Merger Subsidiary have (i) determined that the Merger (as defined below) is fair and in the best interests of their respective stockholders and (ii) approved the Merger of Merger Subsidiary with and into the Company, with the Company surviving, in accordance with the terms and conditions of this Agreement.

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent, Merger Subsidiary and the Principal Stockholders hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person, or (b) any Person who may be deemed to be an "affiliate" under Rule 145 of the Securities Act of 1933, as amended.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local common law or duty, caselaw or ruling, statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, code, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental, Safety and Health Laws) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

         "Benefit Plan" means all Pension Plans, Welfare Plans and Compensation Plans.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota are authorized or required by law to close.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code, part 6 of Title I of ERISA and applicable regulations issued thereunder.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Company" means, unless the context otherwise specifically requires, the Company and its consolidated Subsidiaries.

         "Company Common Stock" means the common stock, par value $0.001 per share, of the Company.

         "Company Preferred Stock" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company.

         "Company Stock Option Plans" means the Company's 1998 Long-Term Incentive Plan and the Company's 1995 Stock Option Plan.

         "Compensation Plan" means any material benefit or arrangement that is not either a Pension Plan or a Welfare Plan, including, without limitation, (a) each employment or consulting agreement, (b) each arrangement providing for insurance coverage or workers' compensation benefits, (c) each bonus, incentive bonus or deferred bonus arrangement, (d) each arrangement providing termination allowance, severance or similar benefits, (e) each equity compensation plan, (f) each current or deferred compensation agreement, arrangement or policy, and (g) each compensation policy and practice maintained by the Company or any ERISA Affiliate of the Company covering the employees, former employees, directors and former directors of the Company and the beneficiaries of any of them.

         "Contingent Merger Consideration" shall have the meaning set forth in
Section 2.8(c).

         "Contracts" means all contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Company is a party on the Closing Date, including the Scheduled Contracts.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received or accrued and net of any tax effect arising out of any of the foregoing), including, but not limited to, (a) interest on cash disbursements in respect of any of the foregoing at the Reference Rate in effect from time to time from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof, and (b) reasonable costs, fees and expenses of attorneys, accountants, bankers and other agents of the Person incurring such expenses.

         "Environmental, Safety and Health Laws" means all Applicable Laws in any way relating to Environmentally Regulated Materials, toxic torts, occupational health and safety, or the environment, including, without limitation, the Safe Drinking Water and Toxic Enforcement Act ("Proposition 65"), the Federal Resource Conservation and Recovery Act ("RCRA"), the Federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Federal Clean Air Act, the Federal Water Pollution Control Act, the Federal Safe Drinking Water Act, the Federal Toxic Substances Control Act ("TSCA"), the Federal National Environmental Policy Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Emergency Planning and Community Right to Know Act, the Federal Hazard Communication Act, the Federal Occupational Safety and Health Act, any requirements promulgated pursuant to these Applicable Laws, amendments, or restatements thereof or similar enactments thereof, as is now or at any time hereafter may be in effect, or any analogous foreign, state or local Applicable Laws.

         "Environmental Liabilities" means all Liabilities of a Person (whether such Liabilities are owed by such Person to Governmental Authorities, third parties, or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

         "Environmentally Regulated Material" means any element, compound, waste, pollutant, contaminant, substance, material or any mixture thereof: (a) the presence of which requires investigation or remediation under any Applicable Law; (b) that is defined as a "hazardous waste" or "hazardous substance," or chemicals known to cause cancer or reproductive toxicity under any Applicable Law; (c) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Company;
(d) the presence of which causes a nuisance, trespass or other tortious condition; (e) the presence of which poses a hazard to the health or safety of Persons; (f) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos, (g) that gives rise to any exposure prohibition or warning requirement under any Environmental Law; or (h) that is otherwise regulated in any way under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any Person means any other Person that, together with such Person as of the relevant measuring date under ERISA or the Code, was or is required to be treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

         "Escrow Agent" shall have the meaning set forth in Section 2.12.

         "Escrow Agreement" means the agreement to be entered into by and among Parent, the Company, the Principal Stockholders and the Escrow Agent, pursuant to which a portion of the Initial Merger Consideration will be held in escrow in accordance with Section 2.10(e).

         "Exchange Agent" shall have the meaning set forth in Section 2.12.

         "FDA" means the United States Food and Drug Administration.

         "GAAP" means generally accepted accounting principles in the United States.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Group Health Plan" means any group health plan, as defined in Section 5000(b)(1) of the Code.

         "Holdback Merger Consideration" shall have the meaning set forth in
Section 2.8(b).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IRS" means the Internal Revenue Service.

         "IMT Subsidiary" means Influence Medical Technologies Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of the Company.

         "Initial Merger Consideration" shall have the meaning set forth in
Section 2.8(a).

         "Knowledge" shall mean, with respect to the Company or any of its Subsidiaries, the knowledge of the members of the Board of Directors and the knowledge after due inquiry of the senior officers of the Company.

         "Liability" or "Liabilities" means any liabilities, obligations or claims of any kind whatsoever whether absolute, accrued or unaccrued, fixed or contingent, matured or unmatured, asserted or unasserted, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due, including without limitation any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Company's or any Subsidiary's income, or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date hereof, whether or not known, due or payable, whether or not the same is required to be accrued on the financial statements or is disclosed on the Disclosure Schedule.

         "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance, adverse claim or charge of any kind in respect of such asset.

         "Loans" means all indebtedness to third parties for borrowed money owed by the Company or any of its Subsidiaries, together with any accrued and unpaid interest thereon.

         "Material Adverse Effect" means an individual or cumulative adverse change in or effect on the business, customers, customer relations, operations, properties, working capital condition (financial or otherwise), assets, properties or liabilities of the Company or any of its

Subsidiaries which (a) is reasonably expected to be materially adverse to the business, properties, working capital condition (financial or otherwise), assets, or liabilities of the Company or any of its Subsidiaries taken as a whole or (b) would prevent the Company, any of its Subsidiaries or any of the Principal Stockholders from consummating the transactions contemplated hereby.

         "Merger Consideration" means the aggregate consideration that becomes payable to the Stockholders under this Agreement.

         "No-Tac" means the product which is designed by the Company to create an arc-like cavity in the pubic bone passing the suture through the bone cavity as part of a transvaginal delivery system in a minimally invasive procedure, as generally described in Israeli Patent Application Serial No. 130307, filed June 4, 1999, entitled "Bone Suturing Device."

         "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

         "Permitted Liens" means (a) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (c) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements;
(d) Liens and Encumbrances specifically identified in the Latest Audited Balance Sheet; (e) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (f) other Liens set forth on the Disclosure Schedule; provided, however, that, with respect to each of clauses (a) through
(e), to the extent that any such Lien on any of the Company's or its Subsidiaries' assets arose prior to the date of the Latest Audited Balance Sheet and relates to, or secures the payment of, a Liability that is required to be accrued for under GAAP, such Lien shall not be a Permitted Lien unless all such Liabilities have been fully accrued or otherwise reflected on the Latest Audited Balance Sheet. Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Benefit Plan sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Benefit Plan shall be a Permitted Lien.
         "Person" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

         "Plan Affiliate" means, with respect to any Person, any Benefit Plan sponsored by, maintained by or contributed to by such Person, and with respect to any Benefit Plan, any Person sponsoring, maintaining or contributing to such plan or arrangement.

         "Pro Rata Share," with respect to each share of Company Common Stock and Company Preferred Stock, shall mean a portion of the Merger Consideration or Stockholder Expenses determined as follows:

                  (A) when used in reference to a share of Company Common Stock shall mean:

                           (1) with respect to Initial Merger Consideration and
                  the Contingent Consideration, a fraction equal to one divided by the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time ("Outstanding Common Stock"); and

                           (2) with respect to Holdback Consideration, a
                  fraction equal to the quotient of (x) one divided by (y) the sum of Outstanding Common Stock and the total number of shares of Company Common Stock issuable upon conversion of all outstanding shares of Preferred Stock into Company Common Stock ("Total Outstanding Shares"); and

                  (B) when used in reference to a share of Company Preferred Stock shall mean, with respect to Holdback Consideration, a fraction equal to the quotient of one divided by Total Outstanding Shares; and

                  (C) when used in reference to a portion of Stockholder Expenses attributable to a share of Company Common Stock or Company Preferred Stock, a fraction equal to the quotient of one divided by Total Outstanding Shares.

         "Reference Rate" means the London Interbank Offered Rate for three month deposits in United States dollars publicly announced from time to time by Chase Manhattan Bank. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, in no event shall the rate of interest payable by any party hereto under this Agreement exceed the maximum rate permitted by Applicable Law with respect to such payments under this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Scheduled Contracts" shall have the meaning set forth in Section 3.13(a).

         "Shares" means shares of Company Common Stock and Company Preferred Stock.

         "Staple-Tac" means the product which is designed by the Company to place an anchor in the pubic bone which is used to attach a sling material with a fixation of the sling to the anchor without the use of sutures using a transvaginal delivery system in a minimally invasive procedure, as generally described in the 510(k) application number K992277 filed with the FDA and in Israeli Patent Application Serial No. 127,978, filed January 8, 1999, entitled "Incontinence Device."

         "Stockholders" means the Persons who hold of record immediately prior to the Effective Time the Company Common Stock and Company Preferred Stock.

         "Stockholder Expenses" mean expenses to be borne by the Stockholders pursuant to Section 11.3 or otherwise as authorized and approved by the Stockholders' Representatives.

         "Stockholders' Representatives" has the meaning set forth in Section 11.13.

         "Subsidiary" or "Subsidiaries" mean each corporation or other legal entity as to which more than fifty percent (50%) of the outstanding equity securities having ordinary voting rights or power at the time of determination is being made is owned or controlled, directly or indirectly, by the Company.

         "Tax" or "Taxes" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, environmental tax, intangibles tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax. The term Tax shall also include any Liability of the Company or the Subsidiaries for the Taxes of any other Person under U.S. Treasury Regulations Section 1.1502-6 (or similar provisions of state, local or foreign law), as a transferee or successor by contract or otherwise.

         "Tax Return" means all returns, declarations, reports, estimates, forms, information returns and statements or other information required to be filed with respect to any Tax.

         "U.S. Government" means the United States Government, including any agencies, commissions, branches, instrumentalities and departments thereof.

         "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA (including without limitation a plan excluded from coverage by Section 4 of ERISA).

                                    ARTICLE 2
                        THE MERGER; CONVERSION OF SHARES

2.1 The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Subsidiary shall be merged with and into the Company, and following the merger, the Company shall continue as the surviving corporation (the "Surviving Corporation"), the separate corporate existence of Merger Subsidiary shall cease and the Surviving Corporation shall continue to be governed by the laws of the State of Delaware (the "Merger").

2.2 Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below) the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Delaware a Certificate of Merger (the "Certificate of Merger"), in the form as required by, and executed and acknowledged in accordance with, the applicable provisions of the DGCL, and will be substantially in the form attached hereto as Exhibit A. The Merger shall become effective at the date and time the Certificate of Merger is filed or, if agreed to by the Parent and the Company, such later date or time set forth in the Certificate of Merger (the "Effective Time").

2.3 Closing of the Merger. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Article 8 hereof, the closing of the Merger (the "Closing") will take place on December 9, 1999 (the "Closing Date"), provided that all of the conditions to closing set forth in Articles 6 and 7 have been satisfied or waived by the party or parties entitled to waive the same, at 10:00 a.m., local time, at the offices of Oppenheimer, Wolff & Donnelly LLP, 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota 55402, unless another time, date, place or manner (e.g., by telecopy exchange of signature pages with originals to follow by overnight delivery) is agreed to in writing by the parties hereto; provided, however, that that in no event shall the Closing occur later than January 31, 2000 (the "Termination Date").

2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws. The Certificate of Incorporation set forth in the Certificate of Merger shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until thereafter amended in accordance with Applicable Law. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with Applicable Law.

2.6 Directors. The directors of Merger Subsidiary at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

2.7 Officers. The officers of Merger Subsidiary at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

2.8 Merger Consideration. Subject to adjustment pursuant to Section 2.8(a), the Side Letter, as defined in Section 2.8(b), Section 2.10 (Contingent Merger Consideration), Section 2.12 (Dissenting Shares) and Section 9.6 (Right of Off-Set), the consideration to be paid for all of the Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time will consist of Forty-Six Million U.S. Dollars ($46,000,000), which shall be payable as follows:

         (a) Twenty-Five Million U.S. Dollars ($25,000,000), less the sum of (A) all Loans outstanding at the Effective Time, (B) an amount equal to fifty percent (50%) of all outstanding and unpaid accounts payable that are as of five (5) Business Days prior to the Closing Date more than 60 days past due or that relate to services that were performed more than 90 days prior to the Closing Date, all of which are, or will be, listed on Schedule 3.11(b) of the Disclosure Schedule; provided, however, if that such accounts payable are greater than $400,000, then an amount equal to the positive difference of (x) all outstanding and unpaid accounts payable that are as of five (5) Business Days prior to the Closing Date more than 60 days past due or that relate to services that were performed more than 90 days prior to the Closing Date minus (y) $200,000, (C) all fees and expenses associated with terminating the Investment Agreement, dated August 17, 1998, between the Company and Johnson & Johnson Development Corporation and the Distribution Agreement, dated August 17, 1998, among the Company, IMT Subsidiary, and Indigo Medical, Incorporated (collectively, the "J & J Agreements") and (D) the consideration that would have been payable to Dissenting Shareholders (as defined below) if they had not perfected their rights as Dissenting Shareholders will be payable at the Effective Time (the "Initial Merger Consideration") to the Exchange Agent for distribution to the Stockholders in accordance with the terms of the Escrow Agreement.

         (b) Up to Eleven Million U.S. Dollars ($11,000,000) will be payable to the extent, but only to the extent, set forth in the letter agreement, dated the date hereof (the "Side Letter"), among the parties, and in accordance with the terms of the Escrow Agreement (the "Holdback Merger Consideration").

         (c) Up to Ten Million U.S. Dollars ($10,000,000) will be payable to the extent, but only to the extent, set forth in Section
                  2.10 and will be payable to the holders of Company Common Stock and former Optionholders (as defined below) in accordance with the terms of Section 2.9 and the Escrow Agreement (the "Contingent Merger Consideration").

         (d) Assuming an aggregate adjustment to the Initial Merger Consideration and Stockholder Expenses of $3,000,000 and based on the number of shares of Company Common Stock and Company Preferred Stock outstanding on the date hereof (and the number of shares of Company Common Stock estimated by the Company to be issued immediately prior to the Effective Time of the Merger in connection with the exercise or cancellation of Company Stock Options (as defined below): (i) the maximum aggregate per share amount that could be paid to the holders of Company Common Stock and holders of Company Stock Options is $4.49 per share of Company Common Stock, consisting of Initial Merger Consideration of $2.16 per share of Company Common Stock, Holdback Merger Consideration of up to $1.15 per share of Company Common Stock and Contingent Merger Consideration of up to $1.18 per share of Company Common Stock; and (ii) the maximum aggregate per share amount that could be paid to the holders of Company Preferred Stock is $7.00 per share of Company Preferred Stock, consisting of Initial Merger Consideration of $5.21 per share of Company Preferred Stock and Holdback Merger Consideration of up to $1.79 per share of Company Preferred Stock. If, however, the number of shares of Company Common Stock or Company Preferred Stock changes or is inaccurate in any way, the per share merger consideration amount will be adjusted, but in no event will the aggregate merger consideration be increased to more than Forty-Six Million U.S. Dollars ($46,000,000).

2.9 Cancellation and Conversion of Company Securities at the Effective Time. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger Subsidiary:

         (a) Subject to the terms and conditions of Section 2.12, each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than (1) Company Common Stock held in the Company's treasury or by any of the Company's Subsidiaries, (2) Company Common Stock held by Parent, Merger Subsidiary or any other Subsidiary of Parent, and (3) Dissenting Shares) shall automatically be converted into the right to receive (x) a Pro Rata Share of the Initial Merger Consideration, (less the amount of such Initial Merger Consideration payable, before expenses, to holders of Company Preferred Stock pursuant to Section 2.9(b) below) and (y) a Pro Rata Share of any Holdback Merger Consideration and Contingent Merger Consideration, if any, which becomes payable under this Agreement, less any portion of the Contingent Merger Consideration off-set by Parent pursuant to Section 9.6, and, in each case, less a Pro Rata Share of any Stockholder Expenses;

         (b) Subject to the terms and conditions of Section 2.12, each share of Company Preferred Stock, issued and outstanding immediately prior to the Effective Time (other than (1) Preferred Stock held in the Company's treasury or by any of the Company's Subsidiaries, (2) Company Preferred Stock held by Parent, Merger Subsidiary or any other Subsidiary of Parent, and (3) Dissenting Shares) shall automatically be converted into the right to receive (x) a portion of the Initial Merger Consideration equal to the greater of (I) $5.00, or (II) an amount equal to the product of (a) 1.56 multiplied by (b) an amount equal to (1) the sum of the Initial Merger Consideration plus the Contingent Merger Consideration (assuming that 100% of the Contingent Merger Consideration is earned), multiplied by (2) a fraction, the numerator of which is one and the denominator of which is the number of Total Outstanding Shares, and (y) a Pro Rata Share of any Holdback Merger Consideration, if any, which becomes payable in accordance with this Agreement, and, in each case, less a Pro Rata Share of any Stockholder Expenses;

         (c) Each outstanding option evidencing the right to purchase Company Common Stock immediately prior to the Effective Time as set forth in the Capitalization Certificate (as defined below) (a "Company Stock Option" or collectively "Company Stock Options") issued pursuant to any Company Stock Option Plan shall be cancelled and shall be validly exercised by the holder of such Company Stock Option or shall be converted into and exchanged for the number of shares of Company Common Stock that would be issuable to the holder of such Company Stock Option upon a cashless exercise of such Company Stock Option calculated on a basis determined by the Board of Directors of the Company to be fair to such holders of Company Stock Options. Except as otherwise agreed to in writing by the parties hereto, the Company Stock Option Plans and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option (an "Optionholder or collectively "Optionholders") shall have any right thereunder to acquire any equity securities of the Company, Parent or Merger Subsidiary.

         (d) Each share of the common stock, par value $.01 per share, of Merger Subsidiary ("Merger Subsidiary Common Stock"), issued and outstanding at the Effective Time of the Merger shall be converted into one share of common stock, par value $.001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

         (e) Each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company and each share of Company Common Stock and Company Preferred Stock held by Parent, Merger Subsidiary or any Subsidiary of Parent, Merger Subsidiary or the Company immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or the holder thereof, be canceled, retired and cease to exist without payment of any consideration therefore and without any conversion thereof.

2.10 Contingent Merger Consideration. Subject to the Parent's and Surviving Corporation's right to offset, if any, pursuant to Section 9.6, against any Contingent Merger Consideration amounts otherwise due and owing the holders of Company Common Stock (other than Dissenting Shares) under this Section 2.10, the Parent shall pay, at the times set forth below, to the Exchange Agent or the Escrow Agent, as the case may be, for distribution to the Stockholders in accordance with the terms and conditions of the Escrow Agreement the amounts set forth in this
         Section 2.10, less any amount that would have been payable to Dissenting Shareholders if they had not perfected their rights as Dissenting Shareholders (the "Contingent Purchase Price Amount"), following completion, to the Principal Stockholder's and Parent's reasonable satisfaction, of the milestones (the "Milestones") set forth in this Section 2.10. The Parent, the Company and the IMT Subsidiary shall at all relevant times use reasonable efforts to cooperate with and assist the Company, the IMT Subsidiary, the Principal Stockholders, the Stockholders' Representatives or the listed individual, as applicable, to enable such person to achieve the Milestones in a timely manner, and each of the Parent, the Company and the IMT Subsidiary shall use reasonable efforts to take such actions, including actively pursuing regulatory exemptions, clearances and approvals. Parent shall provide the Stockholders' Representatives with reasonable notice as soon as practicable but in any event no later than ten (10) Business Days prior to the determination date or deadline for the satisfaction of any Milestone described in this Section 2.10 of any deficiency known to Parent in the satisfaction of such milestone.

         (a) One Million U.S. Dollars ($1,000,000) upon (i) completion of the Staple-Tac product design which shall be capable of being manufactured in commercial quantities and sold as a commercially viable product including, but not limited to, commercialization free of claims for infringement of third party intellectual property rights, (ii) receipt of feedback from at least three (3) key physicians, who shall be mutually selected by Parent and either Mordechay Beyar, M.D., ("Beyar") or Oren Globerman, ("Globerman"), after testing the Staple-Tac product on an aggregate of at least ten (10) patients to the effect that that product is satisfactory for its intended use without further material design changes and (iii) receipt by Parent or Company of FDA clearance or approval to market the Staple-Tac product in the U.S. All of the foregoing shall be completed within six (6) months of the Closing Date, provided that if Parent requests additional design changes, such completion date may be extended by the Stockholders' Representatives for a reasonable period of time in order to complete requested design changes, but in no event shall such completion date be extended beyond January 31, 2001.

         (b) One Million U.S. Dollars ($1,000,000) upon (i) completion of the No-Tac product design which shall be capable of being manufactured in commercial quantities and sold as a commercially viable product including, but not limited to, commercialization free of claims for infringement of third party intellectual property rights, (ii) receipt of feedback from at least three (3) key physicians, who shall be mutually selected by Parent and either Beyar or Globerman, after testing the No-Tac product on an aggregate of at least ten
                  (10) patients to the effect that that product is satisfactory for its intended use without further material design changes and (iii) receipt by Parent or Company of FDA exemption status, clearance or approval to market the No-Tac product in the U.S. All of the foregoing shall be completed within six
                  (6) months of the Closing Date, provided that if Parent requests additional design changes, such completion date may be extended by the Stockholders' Representatives for a reasonable period of time in order to complete requested design changes, but in no event shall such completion date be extended beyond January 31, 2001.

         (c) For each of the following Milestones successfully completed, to the Principal Stockholders' Representatives and Parent's reasonable satisfaction, by the respective completion date set forth below, the Parent will pay to the Exchange Agent or the Escrow Agent, as the case may be, for distribution to the Stockholders in accordance with the terms and conditions of the Escrow Agreement, Five Hundred Thousand U.S. Dollars ($500,000) (an aggregate of $4,000,000 if all of the following Milestones are successfully completed by their respective completion dates) within 30 days of completion of each such Milestone; provided, however, in no event will a payment be due with respect to a Milestone under this Section 2.10(c) that is not completed by its respective completion date:

                  (i) On or before December 31, 1999, Parent shall have received from the Company's current research and development staff design history files, design documentation and regulatory filings, correspondence and approvals (to the extent received) on all of the Company's current products, whether commercially available or under development.

                  (ii) On or before December 31, 1999, Parent shall have received from the Company's current research and development staff documentation of all of its current intellectual property ideas including, but not limited to, patents granted, pending and/or in process of submission.

                  (iii)    Following completion of the Milestones in (i) and
                           (ii) above and on or before March 31, 2000, Beyar and Globerman, will have cross-trained the Parent's research and development personnel on all of the Company's research and development projects and current products through a five-day visit to the Parent's headquarters in Minnetonka, Minnesota, all reasonable expenses of such visit to be paid by Parent.

                  (iv) Prior to the Closing Date, the Company shall have provided to Parent in writing a list of all salespersons, regional managers, and clinical specialists and technicians currently involved with selling the Company's products and shall provide the Parent with an indication of which of those persons the Company believes Parent should retain and suggest methods to retain such persons. Such list shall also provide Parent reasonable detail on all such persons' capabilities and sensitivities.

                  (v) Prior to or within forty-five (45) days after the Closing Date, Peter A. Bick, M.D., the Chief Executive Officer and President of the Company ("Bick") or Ric Cote, the Company's Director of Sales ("Cote") shall have completed in person meetings with each of the Company's salespersons, regional managers, and clinical specialists and technicians (collectively, the "Sales Personnel") identified by the Parent on Exhibit B attached to this Agreement (the "Parent Retention List") and, subject to prior review by the Company, deliver the Parent's "retention message" resulting in the retention of at least 50% of the Sales Personnel identified on the Parent Retention List six months after the Effective Time. If Parent terminates for performance reasons any of the Sales Personnel on the Parent Retention List, the percentage retained shall be calculated as if such person was not initially included on the Parent Retention List. However, there will be no obligation to retain Sales Personnel as of six months after the Effective Time who are not offered reasonably obtainable target compensation goals of approximately $100,000 - $110,000 for the year 2000.

                  (vi) The Company's personnel will be actively involved in planning and conducting, at Parent's expense, two domestic and one international training seminars of the Parent's sales force on the Company's current products. Such training seminars must be completed by January 31, 2000, if Parent holds sales meeting by such date, or by such later date as Parent holds sales meetings, but no later than March 31, 2000. In order to complete this Milestone, however, Beyar must attend, at Parent's request, at least one United States and one international training seminar.

                  (vii) Beyar will be available to travel, at Parent's expense, in the United States and internationally to meet with key customers, for such number of days, not to exceed ten (10) business days, as Parent may reasonably request with reasonable prior notice during the period beginning on the Closing Date and ending on January 31, 2001.

                  (viii) The Parent or the Company will have filed U.S. patents for the Staple-Tac and No-Tac products with material claims that are reasonably satisfactory to Parent's patent counsel and Globerman. The Parent or the Company shall file these patents at a mutually agreed upon time, but not later than December 31, 1999.

         (d) For each of the following Milestones successfully completed, to the Principal Stockholder's and Parent's reasonable satisfaction, by January 31, 2001, the Parent will pay to the Exchange Agent or the Escrow Agent, as the case may be, for distribution to the Stockholders in accordance with the terms and conditions of the Escrow Agreement, Five Hundred Seventy One Thousand Four Hundred Twenty Eight Dollars ($571,428) (an aggregate of $4,000,000 if all of the following Milestones are successfully completed by January 31, 2001) within 30 days of completion of each such Milestone; provided, however, in no event will a payment be due with respect to a Milestone under this Section 2.10(d) that is not completed by January 31, 2001:

                  (i) Parent shall have received from Beyar and Globerman all written documentation of all new gynecology and urology product ideas conceived prior to January 31, 2001. In order to satisfy this Milestone, all such ideas must be accompanied by reasonable concept descriptions, a description of the strategic fit of the idea, and concept drawings. In addition, if Parent decides to pursue any such ideas, Beyar and Globerman shall have assisted and cooperated with Parent in developing prototypes and generating animal or human data reasonably substantiating the functionality of such ideas during the period prior to January 31, 2001.

                  (ii) At least 75% of Israeli personnel listed on the Parent Retention List must be retained through January 31, 2001. However, if Parent or IMT Subsidiary, with Parent's prior consent, terminates for performance reasons any person on the Parent Retention List and is able to replace such person at no additional compensation cost to Parent or if any person is terminated by Parent for non-performance reasons, such replacement will be counted toward the 75% requirement.

                  (iii) At a minimum, either Beyar or Globerman must attend, at Parent's expense, and be involved in the Parent's booth at one annual meeting of each of American Urological Association, European Association of Urology, and International Continence Society between the Effective Time and January 31, 2001.

               (iv) Production of the Company's In-Fast product, as it is produced on the date hereof, at Parent's facility is operating in substantial compliance with all Applicable Laws pertaining to medical devices including, but not limited to, the United States Food, Drug and Cosmetic Act (the "FDC Act") and the regulations promulgated thereunder, and the Good Manufacturing Practices/Quality System Regulations ("GMP/QSR Regulations") promulgated under the FDC Act and ISO 9001, 9002, EN 29001, 46001 requirements in order to manufacture the Company's In-Fast product. Prior to transfer of production of the Company's products to Parent's facility, the Company shall have continued to manufacture products in quantities sufficient to meet demand (based on three month rolling projections of expected demand) without any material backorders. Notwithstanding the foregoing, this Milestone shall be deemed to have been achieved if (A) Parent decides not to transfer production of the Company's products to Parent's facility by January 31, 2001, (B) the Company has not had any material backorders prior to January 31, 2001, and (C) Parent's decision not to transfer manufacturing is not based on the inability to obtain the foregoing regulatory approvals.

               (v) During the two (2) years following the Effective Time, none of the officers or directors of the Company or any of its Subsidiaries shall have alone, or in any capacity with another firm or entity, employed, attempted to employ (by soliciting or assisting anyone else in the solicitation of) or engaged as an independent contractor or otherwise any person who was an employee of the Company or any Subsidiary on and immediately following the Closing Date. The foregoing restriction shall not prevent (A) the hiring of any such employees who are terminated by Parent or by the Company or the IMT Subsidiary, with the prior written consent of Parent, after the Closing Date or (B) the hiring of an employee who voluntarily leaves Parent, the Company or the IMT Subsidiary, provided that such employees who voluntarily leave are not hired for a period of nine (9) months, unless Parent agrees to a shorter period with respect to any particular employee who voluntarily leaves.

               (vi) Beyar, Globerman and Bick, shall be available at the
                    Parent's prior reasonable request to attend meetings in the United States, at Parent's expense, and by telephone for the purpose of resolving any litigation involving Boston Scientific Corporation ("BSC Litigation"), including planning and negotiating settlement, until such BSC Litigation is finally resolved. The Parent will not require more than ten (10) business days of travel time in the United States from each such person, and the Parent will pay all reasonable travel expenses for such persons.

              (vii) Beyar, Globerman, Bick and Howard Machek, the Chief
                    Financial Officer of the Company ("Machek") shall be available at the Parent's prior reasonable request to attend meetings or court proceedings in the United States, at Parent's expense, and by telephone for the purpose of planning and defending any BSC Litigation. Such persons must attend any and all court proceedings involving any BSC Litigation, as requested by Parent, including, without limitation, any depositions of any person, arbitrations, mediations, settlement conferences, hearings and trials; provided, however, that Parent will not require more than ten (10) business days of time in the United States from each such person (in addition to any days of travel time pursuant to sub-paragraph (vi) above) to prepare and plan for such court proceedings. Parent will pay all reasonable travel expenses for such persons.

         (e) Except as described below, any Contingent Purchase Price Amounts that become payable under this Section 2.10 shall be paid by the Parent to the Exchange Agent and distributed to the Stockholders in accordance with the terms and conditions of the Escrow Agreement. One hundred percent (100%) of the first Two Million Dollars ($2,000,000) of the Contingent Merger Consideration earned pursuant to Sections 2.10(c) and (d) and fifty percent (50%) any additional Contingent Merger Consideration earned pursuant to Sections 2.10(c) and (d) (the "Escrow Funds") shall be paid to the Escrow Agent and held in escrow as a nonexclusive (except as otherwise provided in this Agreement) means to secure any obligation of the Principal Stockholders or the Stockholders in respect of any Indemnification Liability, as defined in
               Section 9.3; provided that during the term of the Escrow Agreement, any indemnification or other claim by Parent hereunder shall be satisfied out of the Escrow Funds in accordance with the Escrow Agreement before any such claim is made directly against any Principal Stockholder. The Escrow Funds shall not be distributed to the Stockholders until eighteen (18) months after the Effective Time and shall only be distributed in accordance with the terms and conditions of the Escrow Agreement. In the event that Parent shall have perfected, prior to the expiration of such 18 month period, a claim for indemnification pursuant to
               Section 9.4, the Stockholders' Representatives and the Parent shall endeavor in good faith to determine a reasonable estimate of the maximum amount of such claim and shall instruct the Escrow Agent to deliver any excess amount of Escrow Funds to the Exchange Agent for distribution to the Stockholder in accordance with the Escrow Agreement.

         (f) Nothing contained in this Section 2.10 shall be deemed to require that any individual named in this Section perform any services except in accordance with all Applicable Laws, including those related to the transfer of technology from any jurisdiction.

2.11     Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any Shares issued and outstanding immediately prior to the Effective Time that are held by any holder of Shares who has not voted in favor of the Merger (if entitled to vote) and has properly exercised and perfected appraisal rights in accordance with Section 262 of the DGCL (such holders are referred to as "Dissenting

               Stockholders" and such shares are referred to as "Dissenting Shares") will not be converted into the right to receive the Merger Consideration, but will become entitled to the right to receive such consideration as may be determined to be due to the holders of such Dissenting Shares pursuant to the DGCL; provided, however, that any holder of Dissenting Shares who will have failed to perfect or who effectively will have withdrawn or lost such rights of appraisal under the DGCL will forfeit the right to appraisal of such Shares, and such Shares will no longer be Dissenting Shares and, as of the Effective Time, will be deemed to have been converted into the right to receive the Merger Consideration.

         (b) The Company will give Parent and Merger Subsidiary prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company and, Parent will have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company will not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding anything to the contrary in this Section 2.11 if
               (i) the Merger is terminated, rescinded or abandoned or (ii) if the Stockholders revoke the authority to effect the Merger, then the right of any Stockholder to be paid the fair value of such Stockholder's Shares will cease. The Surviving Corporation will comply with all obligations of the DGCL with respect to Dissenting Stockholders.

         (c) The holders of shares of Parent Common Stock shall not be entitled to appraisal rights.

2.12     Escrow Procedure; Exchange of Certificates.

         (a) Wells Fargo Bank or such other bank as the parties may agree shall act as the exchange agent (in such capacity, the "Exchange Agent") and escrow agent (in such capacity, the "Escrow Agent") pursuant to the Escrow Agreement, for the benefit of the holders of Company Common Stock and Company Preferred Stock for the purpose of exchanging certificates which immediately prior to the Effective Time represented Company Common Stock or Company Preferred Stock (the "Certificates") for the Merger Consideration.

         (b) At the Closing, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent pursuant to the Escrow Agreement, for the benefit of the Stockholders, cash in U.S. dollars in an amount equal to the Initial Merger Consideration plus any Contingent Merger Consideration earned by Closing.

         (c) To the extent that sums are released by the Exchange Agent to the Stockholders or the Parent in accordance with this Agreement or the Escrow Agreement, the pro-rata portion of any accumulated interest shall be distributed therewith.

         (d) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of
               Certificates: (i) a letter of transmittal

               (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Merger Subsidiary and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a cash payment of the proper Merger Consideration when and if it becomes payable under this Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Merger Subsidiary, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor by check an amount equal to the proper Merger Consideration when and if it becomes payable under this Agreement, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on any Merger Consideration upon the surrender of any Certificates. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, payment of the proper Merger Consideration when and if it becomes payable under this Agreement may be paid to a transferee if the Certificate representing such Company Common Stock or Company Preferred Stock, as applicable, is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares have been paid. Until surrendered and exchanged as contemplated by this Section 2.12, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender an amount equal to the proper Merger Consideration when and if it becomes payable under this Agreement.

          (e) In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent will, upon the making of an affidavit of that fact by the holder claiming such Certificate to have been lost, stolen or destroyed, pay the proper Merger Consideration as may be required pursuant to this Agreement, but for the failure to deliver such Certificate to the Exchange Agent; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (f) The Merger Consideration paid upon the surrender of Certificates for exchange of Company Common Stock and Company Preferred Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock and Company Preferred Stock. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the

               Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2, except as otherwise provided by Applicable Law.

         (g) Any portion of the Merger Consideration set aside for distribution pursuant to this Section 2.12 to any holder of Company Common Stock or Company Preferred Stock that remains undistributed to any such holder for four years after the Effective Time shall be delivered to the Parent, upon demand, and any such holders who have not theretofore complied with this
               Article 2 shall thereafter look only to the Parent for payment of their claim for any Merger Consideration.

         (h) Notwithstanding Section 2.12(e), neither the Surviving Corporation nor Parent shall be liable to any holder of Company Common Stock or Company Preferred Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (i) Any amounts of Merger Consideration remaining unclaimed by any holder of Company Common Stock or Company Preferred Stock four years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall to the extent permitted by Applicable Law, become the property of the Parent free and clear of any claim or interest of any Person previously entitled thereto.

2.13 Contributions at Closing. On the Closing Date, Parent shall contribute an amount to the Company equal to the amount of outstanding Loans and shall cause the Company to repay the Loans at the Closing. Within 30 days of the Closing Date, Parent shall pay or cause the Company to pay all accounts payable in respect of which an adjustment to the Initial Merger Consideration is made pursuant to Section 2.8(a), except for those accounts with respect to which Parent has a good faith objection, in which case the amount to be deducted pursuant to Section 2.8(a) shall be appropriately adjusted.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES OF
                   THE COMPANY and the principal stockholders

         As an inducement to Parent and Merger Subsidiary to enter into this Agreement and to consummate the transactions contemplated herein, the Company represents and warrants to Parent and Merger Subsidiary, as of the date of this Agreement and as of the Closing Date, that the statements contained in this
Article 3 are true and correct, and the Principal Stockholders, jointly and severally, represent and warrant to Parent and Merger Subsidiary, as of the date of this Agreement and as of the Closing Date, that the statements contained in
Section 3.2(b) are true and correct, in each case except as set forth in (a) the disclosure schedule attached hereto as Exhibit C which the Company has prepared and delivered to Parent and Merger Subsidiary prior to the date of this Agreement (the "Disclosure Schedule") or (b) with respect to Section 3.3 a certificate of an officer of the Company delivered to Parent (the "Capitalization Certificate"). The Disclosure Schedule is arranged in sections corresponding to the sections and subsections of this Article 3, and disclosure in one section of the Disclosure Schedule shall constitute disclosure for all sections of the Disclosure Schedule only to the extent to which the applicability of such disclosure is reasonably apparent.

3.1 Corporate Organization and Power. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and has all requisite corporate power and authority, and all governmental licenses, governmental authorizations, governmental consents and governmental approvals, required to carry on its business as now conducted and to own, lease and operate the assets and properties of the Company and each Subsidiary as now owned, leased and operated. The Company and each Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of its properties and assets owned, leased or operated by the Company or any Subsidiary or the nature of the business conducted by the Company or any Subsidiary requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing in such other jurisdiction could not, individually or in the aggregate, have a Material Adverse Effect on the Company or its Subsidiaries. The Company has heretofore delivered to Parent complete and accurate copies of its Certificate of Incorporation and bylaws and the organizational and governing documents for each Subsidiary, as currently in effect. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary, directly or indirectly, owns or controls or has any capital, equity, partnership, participation or other ownership interest in any corporation, partnership, joint venture or other business association or entity, except for the Company's ownership of its Subsidiaries. The Disclosure Schedule contains a list of the name and jurisdiction of incorporation of each Subsidiary and all jurisdictions in which the Company and each Subsidiary is qualified or licensed to do business. Except as set forth in the Disclosure Schedule, in the case of each Subsidiary: (i) all outstanding capital stock and other equity securities are owned or controlled directly or indirectly by Company free and clear of all Liens; (ii) there are no contractual or consensual limitations on Company's ability to vote or alienate such securities; (iii) there are no outstanding options, warrants or other rights to purchase or acquire securities of such Subsidiary; (iv) there are no other contractual or consensual charges or impediments which would materially limit or impair the ownership of such equity interests or the ability effectively to exercise the full rights of ownership or control of such equity interests, including without limitation, any voting trusts, voting agreements, or rights of first refusal or first option; (v) there are no contracts, commitments, understandings, arrangements or restrictions by which any such corporation is bound to issue, sell, transfer or to purchase or acquire any shares of its capital stock or other equity securities or options, warrants or rights; and (vi) all of the outstanding capital stock of such corporation is duly authorized, validly issued, fully paid, nonassessable and was not issued in violation of preemptive rights.

3.2      Authorization.

         (a) The Company has the full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of the Company have taken, and prior to the Closing the Stockholders will have taken, all action required by law, the Company's Certificate of

               Incorporation and bylaws and otherwise to duly and validly authorize and approve the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein and no other corporate proceedings on the part of the Company or any Subsidiary are, or will be, necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The affirmative vote of a majority of the holders of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and to consummate the Merger. This Agreement has been, and the agreements, if any, required by Article 6 will be, duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

         (b) The Principal Stockholders, and each of them, have the legal capacity to enter into this Agreement and to carry out the transactions contemplated herein, including without limitation the legal capacity to execute, deliver and perform the agreements or contracts, if any, required by Article 6 to be executed and delivered by each of them as a condition to Closing. This Agreement has been, and the agreements, if any, required by
               Article 6 will be, duly and validly executed and delivered by the Principal Stockholders and constitute the legal, valid and binding obligations of the Principal Stockholders, enforceable against them in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies. All issued and outstanding Shares owned by the Principal Stockholders are owned (of record and beneficially) solely by each respective Principal Stockholder in the exact amounts as shown on stock ledger of the Company previously made available to Parent.

3.3 Capitalization of the Company. The authorized capital stock of the Company consists of (i) 30,000,000 shares of Company Common Stock, 7,286,679 shares of which are issued and outstanding, and (ii) 850,000 shares of preferred stock, 100,000 shares of which are undesignated, and 750,000 shares of which are designated as Company Preferred Stock, 713,000 shares of which are issued and outstanding and convertible into 1,112,280 shares of Company Common Stock. All of the issued and outstanding Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All issued and outstanding Shares are owned (of record) solely by the Stockholders in the exact amounts as shown on the Capitalization Certificate. There are 1,675,963 shares of Company Common Stock issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options. Except as set forth on the Disclosure Schedule, there are outstanding
         (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or the Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options, warrants, conversion privileges, contracts, understandings, agreements or other rights to purchase or acquire from the Company, the Subsidiaries or the Principal Stockholders, and, no obligations of the Company or the Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalent interests in the ownership or earnings of the Company or the Subsidiaries or other similar rights (collectively, "Company Securities"). Except as set forth on the Disclosure Schedule, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in the Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Principal Stockholder is a party or by which they are bound relating to the voting or registration of any shares of capital stock of the Company.

3.4 Non-Contravention. Except as set forth in the Disclosure Schedule, neither the execution, delivery and performance by the Company or Principal Stockholders of this Agreement nor the consummation of the transactions contemplated herein will (i) contravene or conflict with the Certificate of Incorporation or bylaws of the Company or any charter documents or bylaws of any Subsidiary, (ii) except as would not have a Material Adverse Effect, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Company, any Subsidiary, the Principal Stockholders, or any of the Company's or Subsidiary's assets; (iii) result in the creation or imposition of any Lien on any of the Company's or Subsidiary's assets, other than Permitted Liens or (iv) be in conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments or acceleration under any terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, contract, franchise, permit, instrument or other agreement or obligation to which the Company, any Subsidiary or any Principal Stockholders is a party, or by which any of their respective properties or assets may be bound.

3.5 Consents and Approvals. Except as set forth in the Disclosure Schedule and subject to the approval of the Stockholders, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "Consents") any individual or entity, including without limitation any Governmental Authority or Person, is required in connection with the execution, delivery or performance of this Agreement by the Company or any Principal Stockholder or the consummation by the Company or any Principal Stockholder of the transactions contemplated herein. The Company is the "acquired person" within the meaning of Rule 801.2(b) promulgated pursuant to the HSR Act and does not within the meaning of Rule 801.1 of the HSR Act directly or indirectly control (as defined in Rule 801.1(b)) any entities, trusts, partnerships or other business organizations. The Company had total assets as of the date of its last regularly prepared balance sheet (as determined in accordance with Rule
         801.11 of the HSR Act) of less than Ten Million Dollars ($10,000,000) and annual net sales for its most recent fiscal year (as determined in accordance with Rule 801.11 of the HSR Act) of less than Ten Million Dollars ($10,000,000). To the knowledge of the Company, there are no facts relating to the identity or circumstances of the Company that would prevent or materially delay obtaining any of the Consents.

3.6      Financial Statements; Undisclosed Liabilities

         (a) The Company has previously provided Parent with, or Parent has otherwise obtained, true and complete copies of the audited balance sheets and related statements of operations and cash flows for the Company and the Subsidiaries as of and for the fiscal years ended December 31, 1996 and 1997 (collectively, the "1996 and 1997 Financial Statements"). At least five (5) days prior to the Closing Date, the Company shall deliver to Parent
               (i) the audited balance sheets and related statements of operations and cash flows for the Company and the Subsidiaries as of and for the for fiscal year ended December 31, 1998 and the six (6) month period ended June 30, 1999 (collectively, the "1998 and 1999 Financial Statements") and (ii) unaudited balance sheets and related statements of operations and cash flows for the Company and the Subsidiaries as of and for the quarter ended September 30, 1999 (the "Interim Financial Statements"). All of the foregoing audited financial statements are collectively referred to as the "Financial Statements" and, the June 30, 1999 audited balance sheet is referred to herein as the "Latest Audited Balance Sheet."


         (b) Each of the 1996 and 1997 Financial Statements (i) has been prepared based on the books and records of the Company and the Subsidiaries in accordance with GAAP and the Company's normal accounting practices, consistent with past practice and with each other, and present fairly the financial condition, results of operations of the Company as of the dates indicated or for the periods indicated; (ii) contains and reflects all necessary adjustments, accruals, provisions and allowances for a fair presentation of its financial condition and the results of its operations for the periods covered by 1996 and 1997 Financial Statements; (iii) to the extent applicable, contains and reflects, if and to the extent required by GAAP, adequate provisions for all reasonably anticipated liabilities for all Taxes with respect to the periods then ended and all prior periods; and (iv) with respect to contracts and commitments for the sale of goods or the provision of services by the Company, contains and reflects, if and to the extent required by GAAP, adequate reserves for all reasonably anticipated losses and costs and expenses in excess of expected receipts.

         (c) The 1998 and 1999 Financial Statements and the Interim Financial Statements (i) will be prepared based on the books and records of the Company and the Subsidiaries in accordance with GAAP and the Company's normal accounting practices, consistent with past practice and with each other, and will present fairly the financial condition, results of operations of the Company as of the dates indicated or for the periods indicated; (ii) will contain and reflect all necessary adjustments, accruals, provisions and allowances for a fair presentation of its financial condition and the results of its operations for the periods covered by the 1998 and 1999 Financial Statements and the Interim Financial Statements; (iii) to the extent applicable, will contain and reflect, if and to the extent required by

               GAAP, adequate provisions for all reasonably anticipated liabilities for all Taxes with respect to the periods then ended and all prior periods; and (iv) with respect to contracts and commitments for the sale of goods or the provision of services by the Company, will contain and reflect, if and to the extent required by GAAP, adequate reserves for all reasonably anticipated losses and costs and expenses in excess of expected receipts.

         (d) There are no Liabilities of the Company or any Subsidiary including Liabilities which may become known or which arise only after the Closing and which result from acts, omissions or occurrences of the Company or any Subsidiary prior to the Closing other than: (i) Liabilities and obligations which are fully reflected or reserved for in the Latest Audited Balance Sheet;
               (ii) Liabilities for express executory obligations to be performed after the Closing (other than any express executory obligations that might arise due to any default or other failure of performance by the Company or any Subsidiary prior to the Closing Date) under the Scheduled Contracts (as defined below);
               (iii) Liabilities incurred by the Company or any Subsidiary in the ordinary course of business since the Latest Audited Balance Sheet (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Applicable Law); and (iv) Liabilities disclosed on the Disclosure Schedule.

3.7 Absence of Certain Changes. Except as set forth in the Disclosure Schedule or as otherwise authorized by this Agreement, since the date of the Latest Audited Balance Sheet, the Company and each Subsidiary has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing:

         (a) neither Company nor any Subsidiary has experienced any change since the date of the Latest Audited Balance Sheet which has had a Material Adverse Effect or experienced any event or failed to take any action which reasonably could be expected to result in a Material Adverse Effect;

         (b) neither Company nor any Subsidiary has suffered any material loss, damage, destruction of property or assets or other casualty to property or assets (whether or not covered by insurance);

         (c) neither Company nor any Subsidiary has suffered any loss of officers, directors, employees, dealers, distributors, independent contractors, customers or suppliers which had or may reasonably be expected to result in a Material Adverse Effect; and

         (d) no event has taken place which if consummated following the date hereof would constitute a violation of Section 5.2 of this Agreement.

3.8      Assets and Properties.

         (a) The Company and each Subsidiary has good and valid right, title and interest in and to or, in the case of leased properties or properties held under license, good and valid leasehold or license interests in, all of its assets and properties, including, but not limited to, all of the machinery, equipment, terminals, computers, vehicles, and all other assets and properties (real, personal or mixed, tangible or intangible) reflected in the Latest Audited Balance Sheet and all of the assets purchased or otherwise acquired since the date of the Latest Audited Balance Sheet, except those assets and properties disposed of in the ordinary course of business after the date of the Latest Audited Balance Sheet. Except as disclosed in the Disclosure Schedule, the Company or each Subsidiary holds title to each such property and asset free and clear of all Liens, except Permitted Liens.

         (b) Except as disclosed in the Disclosure Schedule, (i) to the Company's knowledge, the current use and operation of all real property is in compliance with all Applicable Laws (including without limitation laws relating to parking, zoning and land use) and public and private covenants and restrictions, (ii) the Company has not received notice of non-compliance with any Applicable Laws and (iii) to the Company's knowledge, the utilities, access and parking, if any, for each such real property are adequate for the current use and operation of each such real property. Except as disclosed in the Disclosure Schedule, there are no zoning, building code, occupancy restriction or other land-use regulation proceedings or, to the knowledge of the Company, any proposed change in any Applicable Laws, which could materially detrimentally affect the use or operation of any real property, nor has the Company received any notice of any special assessment proceedings affecting the real property, or applied for any change to the zoning or land use status of the real property. The Company has obtained all licenses, permits, approvals, easements and rights of way (and all such items are currently in full force and effect) required from any Governmental Authority having jurisdiction over each real property or from private parties for the current use and operation of each real property. Except as set forth in the Disclosure Schedule, neither the Company, any Subsidiary nor any Principal Stockholder is a foreign person, as the term foreign person is defined in Section 1445(f)(3) of the Code.

3.9 Manufacturing Compliance. All products manufactured and sold by the Company or any Subsidiary were designed, manufactured, labeled, packaged and sold in accordance with all Applicable Laws pertaining to medical devices including, but not limited to, the FDC Act and the regulations promulgated thereunder, and the GMP/QSR Regulations promulgated under the FDC Act. Except as set forth in the Disclosure Schedule, (i) all of the manufacturing facilities of the Company and the Subsidiaries are in compliance with all GMP/QSR Regulations and ISO 9001, 9002, EN 29001, 46001 requirements and (ii) the Company and each Subsidiary has obtained all approvals and consents required to mark the Company's products with the "CE" mark.

3.10 Inventories. Except as set forth in the Disclosure Schedule, all inventories of the Company and each Subsidiary reflected in the Latest Audited Balance Sheet (i) consist of items of merchantable quality and quantity usable and salable in the ordinary course of business, (ii) are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company or the applicable Subsidiary therefor, (iii) conform to the specifications established therefor, and
         (iv) have been manufactured in accordance with all Applicable Laws. The quantities of all inventories, materials and supplies of the Company and each Subsidiary are not obsolete, damaged, slow-moving, defective or excessive and the present quantities of all inventory, materials and supplies of the Company and each Subsidiary are reasonable in the present circumstances of the business of the Company, as a whole, as currently conducted, except for items that are obsolete or below standard quality, all of which are immaterial to the overall financial condition of the Company, taken as a whole, and have been adequately reserved for in the Financial Statements.

3.11     Receivables and Payables.

         (a) The Disclosure Schedule contains a summary of the receivables (including an aging schedule of accounts receivables) of the Company and each Subsidiary and such summary is complete and accurate as of October 31, 1999, and the listing of all of the receivables (including an aging schedule of accounts receivables) of the Company and each Subsidiary as of September 30, 1999 previously provided to the Parent is complete and accurate as of such date. The Disclosure Schedule will be supplemented pursuant to Section 5.9 to contain a list of all of the receivables (including an aging schedule of accounts receivables) of the Company and each Subsidiary as of the last day of the month preceding the Closing. Except as set forth in the Disclosure Schedule, (i) the Company and each Subsidiary has good right, title and interest in and to all its accounts receivables of any kind or nature whatsoever whether reflected on the Latest Audited Balance Sheet or acquired or generated since the date of the Latest Audited Balance Sheet (except those paid since the date of the Latest Audited Balance Sheet), (ii) none of such receivables is subject to any Lien (whether or not of record), except Permitted Liens, (iii) all of the receivables owing to the Company and each Subsidiary constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and neither the Company nor any Subsidiary has received any written or oral claims or refusals to pay (as opposed to ability to pay), or granted any rights of set-off, against any thereof, (iv) to the knowledge of the Company there is no reason why any receivable will not be collected in accordance with its terms, other than for receivables which are not in excess of the reserves established therefor and reflected in the Latest Audited Balance Sheet; and (v) no account or note debtor is delinquent in payment by more than 60 days.

         (b) The Disclosure Schedule contains a listing of Loans and all outstanding and unpaid accounts payable that are as of September 30, 1999 more than 60 days past due or that relate to services that were performed more than 90 days prior to September 30, 1999. The Disclosure Schedule will be supplemented pursuant to
               Section 5.9 to contain a listing of Loans and all such outstanding and unpaid accounts payable that are as of five (5) Business Days prior to the Closing Date more than 60 days past due or that relate to services that were performed more than 90 days prior to the Closing Date. All such payables arose from bona fide transactions in the ordinary course of the Company's business.

3.12 Litigation. Except as set forth in the Disclosure Schedule, (i) there are no actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person (collectively, "Proceedings"), nor any investigations or reviews by any Governmental Authority against or affecting the Company or any Subsidiary, pending or, to the knowledge of the Company, threatened, against or by the Company or any Subsidiary or any of their assets or which seek to enjoin or rescind the transactions contemplated by this Agreement; and (ii) to the knowledge of the Company or any Subsidiary, there are no existing orders, judgments or decrees of any Governmental Authority naming the Company or any Subsidiary as an affected party or otherwise affecting any of the assets or the business of the Company or any Subsidiary.

3.13     Contracts.

         (a) The Disclosure Schedule sets forth a complete list of all existing Contracts of the Company and the Subsidiaries, including without limitation the following (collectively, the "Scheduled Contracts"):

               (i) Each Contract relating to all real property in which the Company or any Subsidiary has a leasehold or other interest or which is used by Company or any Subsidiary in connection with the operation of their respective businesses, together with a description of each lease, sublease, license, or any other instrument under which the Company or such Subsidiary claims or holds such leasehold or other interest or right to the use thereof or pursuant to which the Company or such Subsidiary has assigned, sublet or granted any rights therein, such description to be limited to identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

               (ii) Each Contract relating to all machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies) owned, leased or used by the Company or a Subsidiary, except for items having a value of less than $10,000 which do not, in the aggregate, have a total value of more than $25,000, setting forth with respect to all such listed property a summary description of all leases, Liens, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

               (iii) Each Contract to which the Company or any Subsidiary is a party that could reasonably be expected to involve payments by or to the Company or any Subsidiary in excess of $25,000, or would have a Material Adverse Effect, or that was not made in the ordinary course of business.

               (iv) All Contracts relating to, or evidences of, or guarantees of, or providing security for, indebtedness or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset).

               (v) Every independent sales representative, buy-sell, letter of credit, OEM, supply, sales, distribution, commission, manufacturers' representative, dealer, agency, lease, licensing, franchise, marketing, technical assistance or similar agreements relating to or providing for the marketing and/or sale of the products or services, development, joint development, research and development or similar Contracts.

               (vi) All acquisition, partnership, joint venture, teaming
                    arrangements or other similar Contracts.

              (vii) Each Contract restricting or otherwise affecting the ability of the Company or any Subsidiary to conduct its business.

             (viii) All Benefit Plans.

               (ix) All Contracts with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under Section 280G of the Code.

               (x) Every Contract between the Company or any Subsidiary and any of the Company's officers, directors or more than 5% stockholders, or any entity in which any of the Company's officers, directors or more than 5% stockholders has a greater than 2% equity interest.

               (xi) All Contract with surgeons, inventors, trainers,
                    consultants, educators, advisory and clinical agents who performed or are performing any services related to the products of the Company and the Subsidiaries, excluding any such Contracts that are limited to non-disclosure of confidential information.

         (b) The Company has delivered to Parent true and correct copies (or summaries, in the case of any oral Contracts) of all such Scheduled Contracts. Except as otherwise specified in the Disclosure Schedule, none of the Scheduled Contracts contain a provision requiring the consent of any party with respect to the consummation of the transaction contemplated herein. No notice of material default arising under any Scheduled Contract has been delivered to or by the Company or the Subsidiaries. Each Scheduled Contract is a legal, valid and binding obligation of the Company or a Subsidiary, as applicable, and each other party thereto, enforceable against each such party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity, and neither the Company, the Subsidiaries or the other party thereto is in breach, violation or default thereunder.

3.14 Permits. The Disclosure Schedule sets forth all approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Authorities (and all other Persons) materially necessary for the Company and each Subsidiary to conduct their respective businesses and own and operate their respective properties (the "Permits"). Except as set forth in the Disclosure Schedule, each Permit is valid and in full force and effect and none of the Permits will be terminated, revoked, modified or become terminable or impaired in any respect for any reason, except as would not have a Material Adverse Effect. The Company and each Subsidiary has conducted its business in compliance with all material terms and conditions of the Permits.

3.15 Compliance with Applicable Laws. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary has violated or infringed, nor is it in violation or infringement of, any Applicable Law or any order, writ, injunction or decree of any Governmental Authority in connection with its activities and the activities of each of its Subsidiaries, except for such violations or infringements which would not have a Material Adverse Effect. The Company and each Subsidiary, and each of their respective officers, directors, agents and employees have complied with all Applicable Laws, including, but not limited to, Applicable Laws of Israel relating to the design, development, manufacture, marketing or sale of the products of the Company except where such failure to comply would not have a Material Adverse Effect. No claims have been filed against the Company or any Subsidiary alleging a violation of any Applicable Law.

3.16     Benefit Plans.  Except as set forth in the Disclosure Schedule:

         (a) Neither the Company nor any Subsidiary sponsors, maintains or contributes to, or has at any time ever sponsored, maintained, contributed to or been required to contribute to any Pension Plan, including, without limitation, solely for purposes of this subsection, a plan excluded from coverage by Section 4 of ERISA and, including without limitation any such Pension Plan which is a "Multiemployer Plan" within the meaning of Section 4001(a)(3) of ERISA. Each such Pension Plan is in compliance in all material respects with the applicable provisions of ERISA for which deadlines for compliance have passed, the applicable provisions of the Code for which deadlines of compliance have passed and all other Applicable Law. No Pension Plan is subject to Title IV of ERISA or to Section 412 of the Code.

         (b) Neither the Company nor any Subsidiary has ceased operations at any facility or withdrawn from any Pension Plan or otherwise acted or omitted to act in a manner which could subject it to liability under Section 4062, Section 4063, Section 4064 or
               Section 4069 of ERISA and there are no facts of circumstances which present a material risk of giving rise to any liability of the Company or any Subsidiary to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against Parent, a Subsidiary or the Company by the PBGC. Neither the Company nor any Subsidiary has incurred any withdrawal liability (including without limitation any contingent or secondary withdrawal liability) within the meaning of Section 4201 and Section 4204 of ERISA to any Multiemployer Plan. Neither the Company nor any Subsidiary has, with respect to any Pension Plan which is a Multiemployer Plan, suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal," as such terms are defined respectively in Sections 4201, 4203, 4204 and 4205 of ERISA. The Company and the Subsidiaries, collectively and individually, had no liability to any such Multiemployer Plan in the event of a complete or partial withdrawal therefrom as of the close of the most recent fiscal year of any such Multi-employer Plan ended prior to the date hereof.

         (c) Neither the Company nor any Subsidiary sponsors, maintains, contributes to, or has at any time ever sponsored, maintained, contributed to, or been required to contribute to any Welfare Plan, whether insured or otherwise, and any such Welfare Plan maintained by the Company is in compliance in all material respects with the provisions of ERISA and all other Applicable Laws, including without limitation Code Section 4980B. Neither the Company nor any Subsidiary has established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

         (d) Except as set forth on the Disclosure Schedule, neither the Company nor any Subsidiary maintains or contributes to any Benefit Plans.

         (e) Neither any Benefit Plan nor any trust created or insurance contract issued thereunder nor any trustee or administrator thereof nor any officer, director or employee of the Company or any Subsidiary, custodian or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, or "party in interest" within the meaning of Section 3(14) of ERISA, with respect to any such Benefit Plans or any such trust or insurance contract or any trustee, custodian or administrator thereof, or any disqualified person, party in interest or person or entity dealing with such Benefit Plans or any such trust, insurance contract or any trustee has engaged in any conduct that could reasonably be expected to subject the Company or any Subsidiary to a tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA. There are no facts or circumstances which could subject the Company or any Subsidiary to any excise tax under Section 4972 or Sections 4976 through 4980, both inclusive, of the Code. The Company has complied in all material respects with the requirements of COBRA with respect to each Welfare Plan which is a Group Health Plan and there are no facts or circumstances which could subject the Company or any Subsidiary to any excise tax under Section 4980B of the Code.

          (f) Full payment has been made of all amounts which the Company or any Subsidiary is required, under Applicable Law, with respect to any Benefit Plan, or any agreement relating to any Benefit Plan, to have paid as a contribution thereto.

               No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan. Neither the Company nor any Subsidiary sponsors, maintains or contributes to, or has ever sponsored, maintained or contributed to or been required to contribute to, any Pension Plan subject to Part 3 of Title I of ERISA or Section 412(n) of the Code. The Company and each Subsidiary has made adequate provisions for reserves, to the extent required by GAAP, to meet contributions which have not been made because they are not yet due under the terms of any Benefit Plan or related agreements. All Pension Plans which the Company or a Subsidiary operates as plans that are qualified under the provisions of Section 401(a) of the Code satisfy in all material respects the requirements of Section 401(a) and all other sections of the Code incorporated therein, including without limitation Section 401(k) of the Code; and the IRS has issued favorable determination letters with respect to all Pension Plans and, to the Company's knowledge, nothing has occurred since the issuance of any such letters that present a material risk of adversely affecting such favorable determination. There will be no change on or before Closing in the operation of any Benefit Plan or any documents with respect thereto which will result in a material increase in the benefit liabilities under such plans, except as may be required by Applicable Law or the terms of the Benefits Plan.

         (g) The Company and each Subsidiary has complied with the reporting and disclosure obligations with respect to the Benefit Plans imposed by Title I of ERISA or other Applicable Law.

         (h) There are no pending or, to the Company's knowledge, threatened claims, suits or other proceedings against the Company or any Subsidiary or any other party by present or former employees of the Company or any Subsidiary, plan participants, beneficiaries or spouses of any of the above, including without limitation claims against the assets of any trust, involving any Benefit Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants or beneficiaries.

         (i) The transactions contemplated by this Agreement do not, by themselves, result in, and are not a condition to, the acceleration or accrual, vesting, funding or payment of any contribution or benefit under any Benefit Plan.

         (j) No action or omission of the Company or any Subsidiary or any director, officer, employee, or agent thereof in any way restricts, impairs or prohibits Parent or the Company or any Subsidiary or any successor from amending, merging, or terminating any Benefit Plan in accordance with the express terms of any such plan and Applicable Law.

         (k) The Disclosure Schedule lists, and the Company has delivered to Parent, true and complete copies of: (i) all Benefit Plans and related trust agreements or other agreements or contracts evidencing any funding vehicle with respect thereto; (ii) the most recent annual reports on Treasury Form 5500, including all schedules and attachments thereto, with respect to any Benefit Plan for which such a report is required; (iii) the most recent actuarial reports with respect to any Pension Plan that is a "defined benefit plan" within the meaning of Section 414(j) of the Code;
               (iv) the form of summary plan description, including any summary of material modifications thereto or other modifications communicated to participants, currently in effect with respect to each Benefit Plan; (v) the most recent determination letter with respect to each Pension Plan intended to qualify under Section 401(a) of the Code and the full and complete application therefor submitted to the IRS; and (vi) all professional opinions, material internal memoranda, material correspondence with regulatory authorities and administrative policies, manuals, interpretations and the like with respect to each Benefit Plan.

3.17     Labor and Employment Matters.

         (a) The Disclosure Schedule sets forth a list of the current employees, officers and directors of the Company and IMT Subsidiary, separated by entity, and identifies for each such employee, officer and director all compensation and benefits paid or payable by the Company or IMT Subsidiary, as applicable, and the terms and conditions of employment for such employees and officers of the Company and IMT Subsidiary. The Disclosure
               Schedule identifies all employees who are currently on leave for any reason or receiving disability or workers' compensation or any other similar type of benefit from the Company or IMT Subsidiary.

         (b) Except as set forth in the Disclosure Schedule, the Company and each Subsidiary is and has been in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Applicable Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against the Company or any Subsidiary pending or, to Company's knowledge, threatened before the National Labor Relations Board or any other comparable Governmental Authority. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against or directly affecting the Company or any Subsidiary. No labor representation question exists respecting the employees of the Company or any Subsidiary and there is not pending or, to the Company's knowledge, threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Company or any Subsidiary. No grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or, to the Company's knowledge, have been threatened. No collective bargaining agreement is binding and in force against the Company or any Subsidiary or currently being negotiated by the Company or any Subsidiary. The Company and its Subsidiaries have not experienced any significant work stoppage or other significant labor difficult. The Company and its Subsidiaries are not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Benefit Plan. Upon termination of the employment of any person, neither the Company, any Subsidiary, Parent or any subsidiary of Parent will, by reason of any agreement or understanding to which the Company or any Subsidiary is a party, be liable to any of such persons for so-called "severance pay" or any other payments, except as may be set forth in the Disclosure Schedule. Within the twelve-month period prior to the date hereof there has not been any expression of intention to the Company or any Subsidiary by any officer or key employee to terminate such employment.

         (c) All individuals who are performing or have performed services for the Company or any of its Affiliates and who are or were classified by the Company or any of its Affiliates as "independent contractors" qualify for such classification under
               Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986, as applicable, except for such instances which would not, in the aggregate, have a Material Adverse Effect, and such individuals are not entitled to any benefits under the Benefit Plans maintained by the Company or any Subsidiary.

3.18     Israeli Labor Matters.

         (a) All the personal employment agreements of the employees of each of the IMT Subsidiary are substantially in the form attached to the Disclosure Schedule. Other than as listed in Disclosure Schedule, there is no person or entity (including, without limitation, "agents", "distributors", "independent contractors", "consultants" or employees of manpower companies or other service providers) that may be deemed to be an employee of the IMT Subsidiary.

         (b) The IMT Subsidiary is not a party to any collective labor agreement and does not have any other agreement or arrangement with any trade union or other body representing any of its employees. The IMT Subsidiary has not recognized or received a demand for recognition from any collective bargaining representative with respect to any of its or their employees. Other than as set forth in the Disclosure Schedule, or pursuant to applicable employment laws and regulations and extension orders ("zavei harhav"), the IMT Subsidiary is not subject to, nor do employees of any such corporation benefit from any agreement, arrangement, understanding or custom with respect to employment. Other than as expressly set forth in the Disclosure Schedule, the IMT Subsidiary does not have any custom with respect to termination of employment.

         (c) Except for the employment agreements listed on the Disclosure Schedule hereto, there are no agreements between the IMT Subsidiary and any of its directors, officers, executives or employees which cannot be terminated by the IMT Subsidiary on three months notice or less without giving rise to a claim for damages or compensation (except for statutory severance pay or other statutory payments).

         (d) Other than as set forth in the Disclosure Schedule, there is no outstanding claim or complaint (including, without limitation, any claim resulting from a bonus arrangement), against the IMT Subsidiary by any person who is now or has been an officer or employee of the IMT Subsidiary. Without limiting the generality of the above, there are no unfair labor practice claims or charges pending, or to the knowledge of the IMT Subsidiary, threatened against the IMT Subsidiary. With respect to the employees of the IMT Subsidiary, individually and in the aggregate, no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the IMT Subsidiary could be subject to any liability that is reasonably likely to have a Material Adverse Effect.

         (e) The severance pay due to the employees of the IMT Subsidiary is fully funded or provided for in accordance with GAAP, consistently applied, all liabilities of the IMT Subsidiary in connection with its respective employees (excluding illness pay) were adequately accrued in the Financial Statements (in accordance with GAAP), and the Company is not aware of any circumstance whereby any employee of the IMT Subsidiary might demand (whether legally entitled to or not) any claim for compensation on termination of employment beyond the statutory severance pay or other statutory payments to which such employee is entitled.

         (f) All amounts which the IMT Subsidiary is legally or contractually required to deduct from its employees' salaries and/or transfer to such employees' pension or provident, life insurance, incapacity insurance, continuing education fund or otherwise have been duly paid into the appropriate fund or funds, and the IMT Subsidiary does not have any outstanding obligation to make any such transfer or provision.

         (g) Except as disclosed in Disclosure Schedule, the consummation of the Merger and the other transactions contemplated by this Agreement will not, either alone or in connection with an employee's termination of employment or other event, result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the IMT Subsidiary.

3.19     Intellectual Property.  Except as set forth in the Disclosure Schedule:

         (a) The Company and each Subsidiary of the Company owns or has the unrestricted right to use all intellectual property rights, including without limitation the patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, brand mark or brand name or any pending application related thereto, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes and formulae used in connection with the business of the Company and its Subsidiaries or for the design, development, manufacture, marketing, importing, offering for sale, sale or other disposition of the Company's products (collectively, "Intellectual Property Rights"), free and clear of all Liens, except Permitted Liens.


         (b) All of the Intellectual Property Rights owned or used by the Company or its Subsidiaries are subsisting, unexpired, have not been abandoned and have been properly and validly filed, submitted or maintained to the applicable government agency if such filing, submission or maintenance is necessary in order to perfect such rights. Neither the Company nor any of its Subsidiaries has knowingly misappropriated the trade secrets, technology, know-how, inventions or the like of any third party. No judgment, decree, injunction, rule or order, directly or indirectly relating to the Company's or its Subsidiaries' rights in and to the Intellectual Property Rights has been rendered by any governmental entity which would limit, cancel or question the validity of or their respective rights in and to, any of the Intellectual Property Rights. Neither the Company nor any of its Subsidiaries has received written notice, and do not otherwise have knowledge, of any pending or threatened suit, action or proceeding that either does or would limit, cancel or question the validity of, or the Company's or its Subsidiaries' rights in and to, any of the Intellectual Property Rights. Neither the Company nor any of its Subsidiaries has received notice, and do not otherwise have knowledge, of any allegations, assertions or other indications that the manufacturing, marketing or selling of any of the products of the Company or its Subsidiaries infringe the intellectual property rights of a third party.

         (c) The Company and its Subsidiaries have taken all reasonable measures to maintain the confidentiality of all of the Intellectual Property Rights the value of which is contingent, in whole or in part, upon maintenance of the confidentiality thereof. Except as described in the Disclosure Schedule, neither the Company nor its Subsidiaries (i) own or use any Intellectual Property Rights pursuant to any written license agreement; and
               (ii) has granted any person or entity any rights, pursuant to written license agreement or otherwise, to use the Intellectual Property Rights.

         (d) Neither the Company nor any of its Subsidiaries has entered into any agreements or understandings, written or oral, with any third party permitting the sale or distribution of any of their products anywhere in the world, except for such agreements and understanding that have been validly terminated. The Company and each Subsidiary has the sole exclusive right to market and sell their products anywhere in the world and no third party has any rights or claims to prevent such activities of the Company and the Subsidiaries.

         (e) The Disclosure Schedule sets forth a complete and correct list of all patents, patent applications, trademarks, trademark applications and licenses (other than licenses for commercially available software) that are a part of the Intellectual Property Rights of the Company and each Subsidiary.

3.20     Environmental Compliance.  Except as set forth in the Disclosure
Schedule:

         (a) Neither the Company or any Subsidiary, nor any previous owner, tenant, occupant or user of any property owned or leased by or to the Company or a Subsidiary (the "Properties") engaged in or permitted, direct or indirect, operations or activities upon, or any use or occupancy of the Properties, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any Environmentally Regulated Materials (whether legal or illegal, accidental or intentional, direct or indirect) on, under, in or about the Properties, or transported any Environmentally Regulated Materials to, from or across the Properties, nor are any Environmentally Regulated Materials presently constructed, deposited, stored, placed or otherwise located on, under, in or about the Properties, nor have any Environmentally Regulated Materials migrated from the Properties upon or beneath other properties, nor have any Environmentally Regulated Materials migrated or threatened to migrate from other properties upon, about or beneath the Properties. The Properties do not contain any: (i) underground or aboveground storage tanks; (ii) asbestos; (iii) equipment containing polychlorinated biphenyls ("PCBs"); (iv) underground injection wells; or (v) septic tanks in which process waste water or any Environmentally Regulated Materials have been disposed.

         (b) No violation or noncompliance with any Environmental Law has occurred with respect to the Properties or to the operations conducted on the Properties by the Company or any Subsidiary; the Company and each Subsidiary has obtained all required Permits, and the Company, the Subsidiaries, and the Properties are in compliance with all Environmental, Safety and Health Laws including, without limitation, all applicable restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental, Safety and Health Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

         (c) No enforcement, investigation, cleanup, removal, remediation or response or other governmental or regulatory actions have been, asserted or threatened with respect to operations conducted on the Properties by the Company or any Subsidiary or against the Company or the Subsidiaries with respect to or in any way regarding the Properties pursuant to any Environmental Law;

         (d) There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or any Subsidiary or their business or assets that violate, or may violate after the Closing, any Environmental Law, or that may give rise to any Environmental Liability, or otherwise form the basis of any claim, action, demand, suit, Proceeding, hearing, study or investigation (i) under any Environmental Law, (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Environmentally Regulated Material, (iii) resulting exposure to workplace hazards or (iv) resulting from any alleged exposure of any kind to any Environmentally Regulated Material and/or relating to any warning or asserted failure to warn of any exposure or potential exposure to any Environmentally Regulated Material.

         (e) With regard to the Company, the Subsidiaries and the Properties, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental, Safety and Health Laws.

         (f) All machinery, tools, devices and equipment of any kind operated by the Company or any Subsidiary on the Properties have been operated in compliance with all Environmental, Safety and Health Laws, and all such equipment currently is operational, nondefective and in the condition required that will allow for continued operation in compliance with all Environmental, Safety and Health Laws.

         (g) The Company has delivered to Parent all environmental documents, studies and reports in its possession or under its control relating to: (i) any facilities or real property ever owned, operated or leased by the Company; or (ii) any actual or potential Environmental Liability of the Company or any Subsidiary.

3.21 Insurance. The Disclosure Schedule contains an accurate and complete list of all insurance policies owned or held by the Company and the Subsidiaries, including, but not limited to, fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by the Company and the Subsidiaries, specifying the insurer the policy number, and the term of the coverage. All present policies are in full force and effect and all premiums with respect thereto have been paid. The Company has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past five years, except as described on the Disclosure Schedule.

3.22     Tax Matters.

         (a) Except as set forth in the Disclosure Schedule, the Company and each Subsidiary, combined or unitary group of which the Company or any Subsidiary is or was a member of, has prepared and timely filed all Tax Returns it is required to have filed on or prior to the Closing Date. As of the time of filing, such Tax Returns were accurate and correct in all respects and did not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). Any Tax Returns filed after the date hereof, but on or before the Closing Date, will conform with the provisions of this Section 3.22.

         (b) The Company and each Subsidiary has paid or adequately provided for (on its Latest Audited Balance Sheet in accordance with GAAP) all Taxes (whether or not shown on any Tax Return) they are required to have paid or to pay with respect to all taxable periods (or portions thereof ) ending on or before the Closing Date.

         (c) Except as set forth in the Disclosure Schedule, no claim for assessment or collection of Taxes is presently being asserted against the Company or any Subsidiary, and neither the Company nor any Subsidiary is a party to any pending action, proceeding, or investigation by any governmental taxing authority, nor does the Company have knowledge of any such threatened action, proceeding or investigation. No claim has been made in any jurisdiction where the Company and the Subsidiaries do not file Tax Returns that the Company or Subsidiaries may be subject to Tax by that jurisdiction

         (d) Except as set forth in the Disclosure Schedule, neither the Company, nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or any Subsidiary, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

         (e) All deficiencies and assessments of Taxes of the Company and a Subsidiary resulting from an examination of any Tax Returns by any Governmental Authority have been paid and there are no pending examinations currently being made by any Governmental Authority nor has there been any written or oral notification to the Company or any Subsidiary of any intention to make an examination of any Taxes by any Governmental Authority. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return for any period.

         (f) For purposes of computing Taxes and the filing of Tax Returns, neither the Company nor any Subsidiary of the Company has failed to treat as "employees" any individual providing services to the Company or a Subsidiary who would be classified as an "employee" under the applicable rules or regulations of any Governmental Authority with respect to such classification.

         (g) The Company and each Subsidiary complied with all Applicable Laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over under all Applicable Laws.

         (h) Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement.

         (i) Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

         (j) No property of the Company or any Subsidiary is property that the Company or any Subsidiary is required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

         (k) Neither the Company nor any Subsidiary is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Subsidiary.

         (l)      Neither the Company nor any Subsidiary made an election under
                  Section 341(f) of the Code for any taxable years not yet closed for statute of limitation purposes.

         (m) The Company and the Subsidiaries are, and at all times have been, corporations or associations taxable as corporations for United States income tax purposes.

         (n) Neither the Company nor any Subsidiary is, or has been at any time, a United States real property holding company within the meaning of Section 897(c) of the Code.

         (o) The Disclosure Schedule lists each tax incentive to which the IMT Subsidiary is entitled under the laws of the State of Israel, and the nature of such tax incentive. The IMT Subsidiary has complied with all requirements of Israeli law necessary to be entitled to claim the tax incentive. Except as disclosed in the Disclosure Schedule no consent or approval of any governmental authority is required prior to consummation of the Merger in order to preserve the entitlement of the IMT Subsidiary to any such incentive.

3.23 Grants, Incentives and Subsidies. The Disclosure Schedule sets forth a complete list of all pending and outstanding grants, incentives and subsidies (collectively, "Grants") from the Government of the State of Israel or any agency thereof, or from any foreign governmental or administrative agency, to the Company or any Subsidiary including, without limitation, (i) Approved Enterprise Status from the Investment Center of the Israeli Ministry of Industry and Trade and (ii) grants from the Office of Chief Scientist of the Israeli Ministry of Industry and Trade (the "OCS"). The Company has delivered to the Parent correct copies of all applications for Grants submitted by the Company or any Subsidiary and of all letters of approval, and supplements thereto, granted to the Company or any Subsidiary. The Disclosure Schedule also details all material undertakings of the Company or any Subsidiary given in connection with the Grants, and includes the aggregate amounts of each Grant, and the aggregate outstanding obligations thereunder of the Company or any Subsidiary with respect to royalties, or the outstanding amounts to be paid by the OCS to the Company or any Subsidiary and the composition of such obligations or amount by product or product family to which it relates. The Company and each Subsidiary are in compliance, in all material respects, with the terms and conditions of their respective Grants and, except as disclosed in the Disclosure Schedule, have duly fulfilled, in all material respects, all the undertakings relating thereto. Neither the Company nor any Subsidiary is aware of any event or other set of circumstances which might lead to the revocation or material modification of any of the Grants.

3.24 Year 2000. The Company is aware of the millennium rollover event, also known as the Year 2000 ("Y2K") issue, and its potential impact on the Company as a whole, its products and its customers. Except as set forth in the Disclosure Schedule, all internal computer of the Company and the Subsidiaries are Y2K compliant or are scheduled for replacement and/or upgrade prior to the year 2000 without any additional material costs to the Company. The Company has delivered to each of its material suppliers a request for confirmation that the supply of goods and services will not be interrupted due to Y2K non-compliance, the form of which has been previously provided to Parent, and no supplier has responded to the effect that the supply of goods and services would be interrupted due to Y2K non-compliance. Except as set forth in the Disclosure Schedule, the Company has not made any representations in contracts for services or equipment regarding Y2K compliance. The Disclosure Schedule sets forth (i) a description of any significant non-compliant internal computer systems, and (ii) an estimate of the capital expenditures necessary to make such systems Y2K compliant.

3.25     Bank Accounts; Powers of Attorney. The Disclosure Schedule sets forth:
         (i) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company or its Subsidiaries maintain accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom and a description of such accounts; and (ii) the names of all persons or entities holding general or special powers of attorney from the Company or any of its Subsidiaries and copies thereof.

3.26 Orders, Commitments and Returns. Except as set forth in the Disclosure Schedule, all accepted and unfulfilled orders for the sale of products and the performance of services entered into by the Company or any of its Subsidiaries and all outstanding contracts or commitments for the purchase of supplies, materials and services by or from the Company or any of its Subsidiaries were made in bona fide transactions in the ordinary course of business. Except as set forth in the Disclosure Schedule, there are no material claims against the Company or any of its Subsidiaries to return products by reason of alleged over-shipments, defective products or otherwise, or of products in the hands of customers, retailers or distributors under an understanding that such products would be returnable.

3.27 Product Liability Claims. Neither the Company nor any Subsidiary has ever received a claim, or incurred any uninsured or insured liability, for or based upon failure to warn, Proposition 65, breach of product warranty (other than warranty service and repair claims incurred in the ordinary course of business and expensed as warranty expense on the Financial Statements for the period in which incurred), strict liability in tort, general negligence, negligent manufacture of product, negligent provision of services or any other allegation of liability, including or resulting in, but not limited to, product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use) or sale of its products or from the provision of services ("Product

         Liability Claim"). The Company has disclosed to Parent each Product Liability Claim received by the Company or any Subsidiary.

3.28 Warranties. All products manufactured or sold, and all services provided, by the Company or any Subsidiary have materially complied, and are in material compliance with all contractual requirements, warranties or covenants, express or implied, applicable thereto, and with all applicable governmental, trade association or regulatory specifications therefor or applicable thereto, except to the extent that the failure to so comply would not have a Material Adverse Effect on the Company taken as a whole. No product or service manufactured, sold, delivered or performed by the Company or any Subsidiary is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions set forth in the Disclosure Schedule. The terms of all standard and all material non-standard product and service warranties and product return, sales credit, discount, warehouse allowance, advertising allowance, demo sales and credit policies of the Company and each Subsidiary are specifically set forth in the Disclosure Schedule. The Company has delivered to Parent prior to the date hereof complete and accurate copies of all such warranties and policies.

3.29 Relations with Suppliers and Customers. No material current supplier of the Company or any Subsidiary has canceled any contract or order for provision of, and, to the knowledge of the Company, there has been no threat by any such supplier not to provide, raw materials, products, supplies or services to the businesses of the Company and its Subsidiaries either prior to or following the Effective Time. Except as specifically set forth in the Disclosure Schedule, neither the Company nor any Subsidiary has, to the knowledge of the Company, received any information from any customer that accounted for more than 5% of the consolidated revenues of the Company and its Subsidiaries during the last full fiscal year to the effect that such customer intends to materially decrease the amount of business it does with the businesses of the Company and its Subsidiaries either prior to or following the Effective Time. The Disclosure Schedule lists each supplier to the Company or any Subsidiary that is the sole source of a particular raw material, product, supply or service with respect to which locating and qualifying a replacement source would involve significant cost or delay.

3.30 Absence of Certain Business Practices. Neither the Company, the Subsidiaries nor any director, officer, employee or agent of the Company or the Subsidiaries, nor any other person acting on behalf of the Company or the Subsidiaries, has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit or agreed to make or made any payment to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company, taken as a whole (or assist it in connection with any actual or proposed transaction) which (i) might subject the Company, the Subsidiaries, Parent or Merger Subsidiary to any damage or penalty in any civil, criminal or governmental litigation proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Company, taken as a whole, as reflected in the Financial Statements, (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company and the Subsidiaries or which might subject the Company, the Subsidiaries, Parent or Merger Subsidiary to suit or penalty in any private or governmental litigation or proceeding or (iv) materially violated or violates any Applicable Law.

3.31 Brokers. Except as set forth in the Disclosure Schedule, neither the Company nor its Subsidiaries, nor any of their directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Company for any such fee or commission to be claimed by any person or entity. Any such fees and expenses shall be paid by the Stockholders pursuant to Section
         11.3 and the Escrow Agreement.

3.32 Minute Books. The minute books of the Company and each Subsidiary, as previously made available to Parent and its representatives, contain, in all material respects, complete and accurate records of all meetings of and corporate actions or written consents by the stockholders, Boards of Directors, and committees of the Boards of Directors of the Company and each Subsidiary.

3.33 Business Generally. To Company's knowledge, except as set forth in the Disclosure Schedule, there has been no event, transaction or information which has come to the attention of the Company which, as it relates directly to the businesses of Company and the Subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company taken as a whole.

3.34 Irrevocable Proxies. Concurrently with the execution and delivery of this Agreement, the Company has delivered to Parent irrevocable proxies (in substantially the form attached hereto as Exhibit D) (the "Irrevocable Proxies") from Stockholders holding a number of shares of Company Common Stock sufficient to adopt and approve this Agreement and the Merger under the DGCL as of the record date established for holders of Company Common Stock entitled to consider and vote on the adoption and approval of this Agreement and the Merger (the "Record Date"), and the Irrevocable Proxies grant Lewis C. Pell ("Pell"), Beyar and Globerman the right to vote such shares of Company Common Stock (i) in favor of approval of this Agreement and the Merger, (ii) against approval of any proposal made in opposition to or competition with the consummation of the Merger and (iii) against, or to abstain with regard to, any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent or its Affiliates.

3.35 Voting Agreement. Concurrently with the execution and delivery of this Agreement, the Company, Pell, Beyar and Globerman have delivered to Parent a voting agreement (in substantially the form of Exhibit E) agreeing to vote all Irrevocable Proxies, as well as any shares of Company Common Stock owned (of record or beneficially) by the Company, Pell, Beyar and Globerman, as set forth in the Irrevocable Proxies (the "Voting Agreement").

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND MERGER SUBSIDIARY

         As an inducement to the Company and the Principal Stockholders to enter into this Agreement and to consummate the transactions contemplated herein, Parent and Merger Subsidiary hereby represent and warrant, as of the date of this Agreement and as of the Closing Date, to the Company and the Principal Stockholders that:

4.1 Corporate Existence and Power. Parent and Merger Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and each has all requisite corporate power and authority to own, operate and lease their respective properties and to carry on their respective businesses as now being conducted and are duly qualified or licensed to do business and are in good standing in each jurisdiction in which their ownership or leasing of property or the conduct of their business require such licensing or qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Parent or Merger Subsidiary. Merger Subsidiary is a recently-formed Delaware corporation that has not conducted, and prior to the Effective Time will not conduct, any activities other than those incident to its formation and in connection with the consummation of the Merger.

4.2 Authorization. Parent and Merger Subsidiary have the requisite corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery by Parent and Merger Subsidiary of this Agreement and the performance by each of them of their respective obligations hereunder and the consummation by each of them of the transactions contemplated hereby are within their respective corporate powers and have been duly authorized by their respective Boards of Directors and by Parent, as the sole shareholder of Merger Subsidiary, and no other corporate proceeding on their part is necessary for the execution and delivery of this Agreement, and the performance of their respective obligations hereunder, and the consummation by each of them of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of them and it is a legal, valid and binding obligation of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.3 Consents and Approvals. No Consent by any individual or entity, including without limitation any Governmental Authority or Person, is required in connection with the execution, delivery or performance of this Agreement by Parent and Merger Subsidiary or the consummation by Parent and Merger Subsidiary of the transactions contemplated herein, other than (i) requirements of the DGCL for filing of appropriate documents to effect the Merger, or (ii) where the failure to make any such filing, or to obtain such permit, authorization, consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent Parent or Merger Subsidiary from performing their obligations under this Agreement.

4.4      Acquisition of Company Common Stock for Investment.

         (a) The Company Common Stock being purchased by the Parent pursuant to Article 2 is being acquired for investment only and not with a view to any public distribution thereof. Without limiting, modifying, qualifying or in any other manner affecting the representations and warranties of the Company set forth in Article 3, the Parent acknowledges that the Parent has had access to all documentation and information referenced in the Disclosure Schedule and has had the opportunity to interview and discuss such documentation and information with employees of the Company and its Subsidiaries. The Parent is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

         (b) The Parent understands that the Company Common Stock being purchased by the Parent pursuant to Article 2 constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act or the laws of any other jurisdiction requiring any filing, listing or registration, satisfaction of any prospectus or similar document, information, or delivery requirement in connection with any offer or sale of securities.

4.5 Available Capital Resources. The Parent has existing cash reserves, borrowing capacity under existing credit facilities and commitments from existing shareholders necessary to pay the Merger Consideration and satisfy the obligations of Parent and Merger Subsidiary hereunder.

4.6 No Additional Representations or Warranties. The Parent acknowledges that neither the Company nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company and its Subsidiaries, except as expressly set forth in this Agreement or the Disclosure Schedule. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3, THE COMPANY AND THE PRINCIPAL STOCKHOLDERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY AND ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND THE COMPANY AND THE PRINCIPAL STOCKHOLDERS DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY.

4.7 Disclosure. No representation or warranty by Parent or Merger Subsidiary in this Agreement and no statement contained or to be contained in any document, certificate or other writing furnished or to be furnished by either Parent or Merger Subsidiary to the Company, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.8 Non-Contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement does not and will not (i) contravene or conflict with the respective Certificate of Incorporation or Bylaws of Parent and Merger Subsidiary; or (ii) contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Parent or Merger Subsidiary.

4.9 Brokers. Except for the engagement of US Bancorp Piper Jaffray, whose fees and expenses shall be paid by Parent pursuant to Section 11.3, neither Parent nor Merger Subsidiary, nor any of their directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Parent or Merger Subsidiary for any such fee or commission to be claimed by any person or entity.

                                   ARTICLE 5
                                   COVENANTS

5.1 Conduct of the Business. The Company shall maintain and cause each Subsidiary to maintain its assets and properties and carry on its businesses and operations only in ordinary course in substantially the same manner as planned and previously operated; and the Company shall use and cause each Subsidiary to use its best efforts to preserve intact its business organizations, existing business relationships (including without limitation its relationships with officers, employees, dealers, distributors, independent contractors, customers and suppliers), good will and going concern value. The Company shall be entitled to dispose of the ENT Business as contemplated by Section 5.10.

5.2 Company's Agreements as to Specified Matters. Except (i) as specifically set forth on the Disclosure Schedule, (ii) in the ordinary course of business and consistent with past practice, and (iii) as may be otherwise agreed in writing by Parent, from the date hereof until the Closing, neither the Company nor any of its Subsidiaries shall:

         (a) Amend its articles or certificate of incorporation or bylaws (or other similar governing instruments);

         (b)      Borrow or agree to borrow any funds other than Loans;

         (c) Incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any claims, obligations, liabilities or loss contingencies which, individually or in the aggregate, are material to the conduct of the businesses of Company and its Subsidiaries or have or would have a Material Adverse Effect on the financial condition of Company and its Subsidiaries;

         (d) Pay, discharge or satisfy any claims, liabilities or obligations other than the repayment of Loans;

         (e) Permit or allow any of its properties or assets which are material to the operation of their businesses to be subjected to any Lien, except Permitted Liens;

         (f) Write down the value of any inventory or write off as uncollectible any notes or accounts receivable or any trade accounts or trade notes;

         (g) Cancel or amend any debts, waive any claims or rights or sell, transfer or otherwise dispose of any properties or assets, other than for such debts, claims, rights, properties or assets which, individually or in the aggregate, are not material to the conduct of their businesses;

         (h) License, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right to the use of any Intellectual Property Rights other than for such Intellectual Property Rights which, individually or in the aggregate, are not material to the conduct of their businesses, except as contemplated by Section 5.10;

         (i) Sell, assign, lease, license, transfer or otherwise dispose of, or mortgage, pledge or encumber (other than with Permitted Liens), any of their respective assets except as contemplated by Section 5.10;

         (j) (A) Terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any collective bargaining agreement or employment or similar agreement or arrangement with any of its directors, officers or employees; (B) terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any Benefit Plan; (C) contribute, set aside for contribution or authorize the contribution of any amounts for any such Benefit Plan except as required (and not discretionary) by the terms of such Benefit Plan; or (D) grant or become obligated to grant any bonus or general increase in the compensation of any directors, officers or employees (including without limitation any such increase pursuant to any Benefit Plan);

         (k) Make or enter into any commitment for capital expenditures for additions to property, plant or equipment individually in excess of $25,000.00;

         (l) Except as contemplated by this Agreement, (A) declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other securities (including without limitation distributions in redemption or liquidation) or redeem, purchase or otherwise acquire any shares of its capital stock or other securities; (B) issue, grant or sell any shares of its capital stock or equity securities of any class, or any options, warrants, conversion or other rights to purchase or acquire any such shares or equity securities or any securities convertible into or exchangeable for such shares or equity securities, except issuance of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on the date hereof; (C) become a party to any merger, exchange, reorganization, recapitalization, liquidation, dissolution or other similar corporate transaction; or (D) organize any new subsidiary, acquire any capital stock or other equity securities or other ownership interest in, or assets of, any person or entity or otherwise make any investment by purchase of stock or securities, contributions to capital, property transfer or purchase of any properties or assets of any person or entity;

         (m) Pay, lend or advance any amounts to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any director, officer, employee or shareholder;

         (n) Terminate, enter into or amend in any material respect any Scheduled Contract, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any Scheduled Contract; or

         (o) Agree, whether in writing or otherwise, to take any action described in this subsection.

5.3 Full Access to Parent. The Company shall afford to Parent and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents at Parent's expense, reasonable access to the facilities, properties, books and records of the Company and its Subsidiaries in order that Parent may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company and its Subsidiaries; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with business operations; and the Company and its Subsidiaries shall furnish such additional financial and operating data and other information as Parent shall, from time to time, reasonably request, including without limitation access to the working papers of their independent certified public accountants; and, provided, further, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Company or Principal Stockholders herein.

5.4 Confidentiality. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Applicable Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "Information" as used herein shall not include any information relating to a party which the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party;

         (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

5.5 Filings; Consents; Removal of Objections. Subject to the terms and conditions herein, the parties hereto shall use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under Applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their best efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

5.6      Further Assurances; Cooperation; Notification.

         (a) Each party hereto shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement including the satisfaction of all conditions contained in Articles 6 and 7 of this Agreement.

         (b) The Company shall cooperate with Parent to promptly develop plans for the management of the businesses after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements, and the Company shall further cooperate with Parent to provide for the implementation of such plans as soon as practicable after the Closing. Subject to Applicable Law, Company shall confer on a regular and reasonable basis with one or more representatives of Parent to report on material operational matters and the general status of ongoing operations.

         (c) At all times from the date hereof until the Closing, each party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in Article 6 and Article 7 hereof.

5.7 Approval of Stockholders. As promptly as practicable after the execution of this Agreement, the Company will take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene a meeting of the Stockholders to consider and vote upon or to solicit consent in writing and the adoption and approval of this Agreement and the consummation of the transactions contemplated hereby. The Company shall not mail proxy materials to the Stockholders until the conditions set forth in Sections 6.16 and 6.27 have been satisfied or waived by Parent. The Board of Directors of the Company has on the date of this Agreement adopted a resolution recommending that the Stockholders vote to adopt and approve the Merger and this Agreement and the consummation of the transactions contemplated herein. The Company will use its best efforts to have the Stockholders adopt and approve the Merger and this Agreement and will take all other action reasonably necessary or, in the reasonable opinion of Parent, helpful to secure a vote in favor of the Merger and the adoption and approval of this Agreement.

5.8 No Solicitation. The Company agrees (i) it will negotiate exclusively with Parent and its authorized representatives regarding the transaction contemplated hereby and will not, directly or indirectly, encourage or solicit the submission of, entertain inquiries, proposals or offers from, or enter into any agreement or negotiate with any person or entity (other than Parent) for the acquisition of the Company (whether by merger, combination, sale of assets, sale of stock or otherwise) or other disposition of assets or technology other than in the ordinary course of business, and (ii) it will not furnish to any person any information with respect to any transaction prohibited by this Section 5.8. The Company and the Principals Stockholders agree to take the necessary steps to promptly inform any such third party of the obligations undertaken in this Section 5.8 and this Agreement. The Company and the Principals Stockholders agree to immediately inform Parent of any such inquiry from any such third party, including the terms thereof and the identity of the Person making such inquiry, and to keep the Parent informed, on a current basis, of the status and terms of any such proposals or offers.

5.9 Supplements to Disclosure Schedule. Prior to the Closing, the Company shall supplement or amend the Disclosure Schedule with respect to any event or development which is necessary to correct any information on the Disclosure Schedule or in any representation and warranty of the Company or Principal Stockholders which has been rendered inaccurate by reason of such event or development. No such supplement or amendment will be deemed to cure any inaccuracy in any representation and warranty of the Company or Principal Stockholders for purposes of
         Section 6.1. If, however, the Closing occurs, all such supplements or amendments will cure for all purposes any inaccuracy in any representation and warranty of the Company or Principal Stockholders which would have existed without such amendment or supplement.

5.10 Sale of Certain Assets of ENT Business and German Subsidiary. On or before the Closing Date, each of the Company, the IMT Subsidiary and Discotech Medical Technologies Ltd. shall have entered into the Purchase and Sale Agreement in the form attached as Exhibit F to this Agreement, with an effective date of November 1, 1999, and shall have consummated the transactions contemplated thereby and executed the other agreements referred to therein. In connection therewith, the Orthopaedic License

         Agreement and the ENT License Agreement attached as exhibits to the Purchase and Sale Agreement shall have been executed and delivered by the parties thereto. Except as specifically contemplated by the Purchase and Sale Agreement, the transactions contemplated therein shall not create any additional Liabilities to the Company or any Subsidiary, including, but not limited to, Liabilities for Taxes.

5.11 Public Announcements. None of the parties hereto shall make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. The parties shall maintain this Agreement and the terms hereof in strict confidence, and neither party shall disclose this Agreement or any of its terms to any third party unless specifically ordered to do so by a court of competent jurisdiction after consulting with the other party. Notwithstanding the foregoing, the parties may, on a confidential basis, advise and release information regarding the existence and content of this Agreement or the transactions contemplated hereby to their respective Affiliates or any of their agents, accountants, attorneys and prospective lenders or investors in connection with or related to the transactions contemplated by this Agreement.

5.12     Preparation of Tax Returns; Tax Matters.

         (a) The Company shall file at Parent's expense, on or prior to the due date thereof, all Tax Returns required to be filed by the Company or any Subsidiary for all Tax periods ending on or before the Closing Date; provided, however, that the Company shall not file any such Tax Returns, or other returns, elections, claims for refund or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, property, withholding or employment tax returns or statements) for any Tax period without prior written consent from Parent. Such Tax Returns shall be prepared by Ernst & Young LLP at the direction of the Stockholders' Representatives and shall be signed by Peter Bick.

         (b) Parent will file (or cause to be filed) all Tax Returns of the Company and any Subsidiary for all Tax periods ending after the Closing Date. After the Closing Date, Parent, to the extent permitted by Applicable Laws, shall have the right to amend, modify or otherwise change all Tax Returns of the Company and Subsidiaries for all Tax periods. In the event, Parent amends, modifies or changes any Tax Returns of the Company or any Subsidiary for any Tax period that includes a day prior to, or including, the Closing Date, Parent shall give written notice thereof to the Stockholders' Representatives. In the event, such amendment, modification or changes results in a Tax refund, Parent shall cooperate with the Stockholders' Representatives in determining whether such Tax Refund, or any such part, relates to the days prior to, or including the Closing Date. In the event, it is determined that the Tax refund or any such part is attributable to days prior to, or including the Closing Date, the Parent shall pay such Tax Refund to the Exchange Agent for distribution to the Stockholders in accordance with the Escrow Agreement. Neither Parent nor its Affiliates or representatives shall take any action (i) inconsistent with the tax treatment of the Merger as a sale of stock by the Stockholders or (ii) which has the direct or indirect effect of treating the Merger as a purchase of assets by Parent or the Merger Subsidiary.

         (c) Promptly after receipt by Parent of a written notice of a proposed audit, claim, assessment or other dispute which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation with respect to which indemnification is or will be sought by Parent or its Affiliates in respect of any matter concerning Taxes, but not including the receipt of a request for information ("Asserted Tax Liability"), Parent shall give written notice thereof (the "Tax Claim Notice") to the Stockholders' Representatives.

                  (i) A Tax Claim Notice shall contain factual information (to the extent known to Parent) generally describing the Asserted Tax Liability in question and shall include copies of any notice or other document received from any taxing Governmental Authority in respect of such Asserted Tax Liability. Failure by Parent to give the Stockholders' Representatives prompt notice of an Asserted Tax Liability shall not reduce or otherwise affect Parent's right to seek indemnification hereunder; provided, however, that if such failure to give prompt notice results in a material detriment to the Stockholders, then any amount that Parent otherwise may be entitled to as indemnification hereunder with respect to such Asserted Tax Liability shall be reduced by the amount that is solely and directly attributable to such failure to give prompt notice.

                  (ii) In the event that the Stockholders' Representatives shall have furnished Parent with an opinion of independent tax counsel satisfactory to Parent to the effect that there is a reasonable basis for contesting an Asserted Tax Liability, then the Stockholders' Representatives may elect to direct through counsel of their own choosing, and at their own expense, a compromise or contest, either administratively or in the courts, of any Asserted Tax Liability; provided, however, that the foregoing shall apply only if the Stockholders' Representatives have, notwithstanding any other provision hereof to the contrary, acknowledged in writing an obligation to indemnify Parent in accordance with this Agreement with respect to such an Asserted Tax Liability, and provided further that Parent, in its sole and absolute discretion, may notify the Stockholders' Representatives at any time that any such compromise or contest must be immediately terminated, in which case the foregoing obligation to make indemnity payments hereunder with respect to such Asserted Tax Liability shall thereupon terminate.

                  (iii) If, in accordance with the foregoing, the Stockholders' Representatives elect to direct the compromise or contest of any Asserted Tax Liability, they shall, within 30 calendar days after receiving the Tax Claim Notice with respect to such Asserted Tax Liability (or sooner if the nature of the Asserted Tax Liability so requires) notify Parent of their intent to do so, and Parent shall cooperate, at the Stockholders' Representatives' sole expense, in the compromise or contest of such Asserted Tax Liability.

                  (iv) The Stockholders' Representatives may enter into a settlement agreement with respect to or otherwise resolve any Asserted Tax Liability but only with the prior written consent of Parent, which consent may not unreasonably be withheld.

                  (v) In the event that, and in accordance with the foregoing, the Stockholders' Representatives attempt to compromise or contest any Asserted Tax Liability, Parent may participate at its own expense in all proceedings, either administratively or in the courts. For all purposes hereof, the right to participate in all proceedings, either administratively or in the courts, relating to an Asserted Tax Liability shall include the right to attend and be kept fully informed of all such proceedings.

                  (vi) Parent and Stockholders' Representatives shall cooperate with each other and with each other's agents, in connection with compromise or contests of any Asserted Tax Liability. Any information or documents provided by the parties shall be kept confidential by the party receiving such information or documents, except as may otherwise be necessary in connection with administrative or judicial proceedings relating to Taxes.

                  (vii) The procedures set forth in this Section with respect to matters concerning Taxes shall apply in the event of any conflict between the provisions of this Section and those of Article 9.

                  (viii) Following the Merger, Parent and the Company shall, upon reasonable request, afford to the Stockholders' Representatives and their authorized representatives reasonable access during normal business hours to the books, records and other data of or relating to the Company and Subsidiaries, and permit the Stockholders' Representatives and their authorized representatives to make copies thereof at their own expense, with respect to periods or portions thereof ending prior to the Merger, to the extent that such access may be reasonably required to prepare federal, state, local and foreign tax returns referred to in
                           Section 5.12(a) or by the Stockholders'
                           Representatives to defend an Asserted Tax Liability.

                  (ix) The Company and Parent agree to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries until 90 days after the expiration of the relevant statute of limitations (and any extensions thereof) of the respective taxable periods or portions thereof ending on or prior to the Closing Date, and to abide by all record retention agreements entered into with any taxing authority.

                  (x) Notwithstanding any provision in this Section 5.12 to the contrary, the terms and conditions of Sections 9.3, 9.4, 9.5 and 9.6 (to the extent not inconsistent with this Section 5.12) shall apply to any indemnification obligation of the Shares with respect to the Tax matters described in this Section 5.12.

5.13 Severance Benefits. Parent will provide to all employees of the Company based in its San Francisco, California office (a) whose employment is terminated by the Company within six (6) months after the Closing Date due to elimination of positions or the closing of the Company's San Francisco office, (b) who do not have a contractual right to receive severance benefits, and (c) who sign a release reasonably acceptable to Parent, cash severance equal to four (4) weeks base pay if such employee does not terminate his or her employment within thirty (30) days after the Closing Date and an additional four (4) weeks base pay if such employee does not terminate his or her employment prior to closing of the Company's San Francisco office.

5.14 Exchange of Stock. Prior to mailing proxy materials to the Stockholders, as contemplated by Section 5.7, Parent and Beyar shall have reached agreement in principle regarding the terms and conditions under which Beyar shall retain following the Merger up to 340,000 shares of the Company Common Stock owned by Beyar, and Parent or Beyar would have the right to require under specified circumstances that such shares of Company Common Stock be exchanged for shares of capital stock of Parent. Notwithstanding any other provision of this Agreement, this
         Section 5.14 shall not be a condition to Closing for any party.

                                   ARTICLE 6
                           CONDITIONS TO PARENT'S AND
                         MERGER SUBSIDIARY'S OBLIGATIONS

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

6.1 Representations and Warranties True. The representations and warranties of the Company and the Principal Stockholders contained in this Agreement, including without limitation in the Disclosure Schedule initially delivered to Parent (and not including any changes or additions delivered to Parent pursuant to Section 5.9), shall be in all material respects true and correct as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

6.2 Performance. The Company and Principal Stockholders shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company and the Principal Stockholders on or prior to the Closing.

6.3      Required Approvals and Consents.

         (a) All action required by law and otherwise to be taken by the Board of Directors of the Company and the Stockholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         (b) All Consents of or from all Governmental Authorities required hereunder to consummate the transactions contemplated herein, and all Consents of or from all persons and entities other than Governmental Authorities that are identified in the Disclosure Schedule shall have been delivered, made or obtained, and Parent shall have received copies thereof.

6.4 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Governmental Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which is reasonably expected either individually or in the aggregate, to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

6.5 Legislation. No Applicable Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

6.6 Certificates. Parent shall have received such certificates of the Company's officers and of the Principal Stockholders, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, to evidence compliance with the conditions set forth in this Article 6 and such other matters as may be reasonably requested by Parent.

6.7 Opinions of Company Counsel. Parent shall have received an opinion from Arnold & Porter, counsel to the Company and the Principal Stockholders dated the Closing Date, in form and substance reasonably satisfactory to Parent. Parent shall have received an opinion from S. Horowitz, counsel to the IMT Subsidiary, dated the Closing Date, in form and substance reasonably satisfactory to Parent.

6.8 Escrow Agreement. The parties thereto shall have executed and delivered the Escrow Agreement.

6.9 Employment Agreements. Parent shall have received executed Employment Agreements in substantially the form of Exhibit G from Beyar and Globerman.

6.10 Bick Consulting Agreement. Parent shall have received an executed Consulting Agreement in substantially the form of Exhibit H from Bick.

6.11 Machek Consulting Agreement. Parent shall have received an executed Consulting Agreement in substantially the form of Exhibit I from Machek.

6.12 Sale of ENT Business and German Subsidiary. The Company shall have completed the sale of the ENT Business pursuant to Section 5.10, on terms reasonably acceptable to Parent.

6.13 Dissenting Shares. Not more than five percent (5.0%) of the issued and outstanding shares of Company Common Stock as of the Closing Date shall be Dissenting Shares.

6.14 Resignation and Release. Parent shall have received Letters of Resignation and Release of Claims, dated effective as of the Effective Time, in substantially the form of Exhibit J from the officers and directors of the Company and its Subsidiaries.

6.15 Voting Agreement. Parent shall have received the Voting Agreement executed by Pell, Beyar and Globerman.

6.16 J & J Agreements. The J & J Agreements shall have been terminated and the Company and the IMT Subsidiary shall have been released from any claims or further obligations thereunder.

6.17 Cancellation of Options. All Company Stock Options shall have been cancelled or exercised in accordance with Section 2.9(c).

6.18 1998 and 1999 Financial Statements. Parent shall have received the 1998 and 1999 Financial Statements, including an unqualified opinion of Ernst & Young LLP, with the exception of footnote disclosure regarding stock options.

6.19 Interim Financial Statements. Parent shall have received the Interim Financial Statements reflecting that the Company revenues, excluding revenues generated by the ENT Business, for the third quarter of 1999 were at least $2.7 million, operating expenses for the third quarter of 1999 were not more than $3.3 million, total assets did not decrease by more than five percent (5.0%) from June 30, 1999 and total liabilities did not increase by more than five percent (5.0%) from June 30, 1999, excluding from the June 30, 1999 balance sheet and the September 30,1999 balance sheet all Loans and expenses incurred in connection with the transactions contemplated hereby.

6.20 Jessco Agreement. The Consulting Agreement, dated April 1, 1996, between the Company and Jessco Medical Supply shall have been terminated and the Company shall have been released from any claims or further obligations thereunder.

6.21 Yozma Agreement. The Agreement, dated September 8, 1999, among Yozma Venture Capital Ltd., the Company and the IMT Subsidiary shall have been terminated and the Company and IMT Subsidiary shall have been released from any claims or further obligations thereunder.

6.22 SLP Agreement. The Investment and Share Purchase Agreement, dated April 18, 1999, between SLP Scientific Laboratory Products Ltd. ("SLP") and the Company shall have been assigned with the written consent of SLP, and the Company shall have been released from any claims or further obligations thereunder including any contingent obligation to issue any shares of capital stock or options to purchase shares of capital stock.

6.23 Service Agreements. The Service Agreement, dated March 1, 1998, between the IMT Subsidiary and Discotech Medical Technologies Ltd. shall have been terminated and the parties thereto shall have entered into a replacement service agreement on terms reasonably satisfactory to Parent. The Service Agreement, dated December 1, 1998, between the IMT Subsidiary and Bypass Ltd. shall have been terminated and the parties thereto shall have entered into a replacement service agreement on terms reasonably satisfactory to Parent.

6.24 Employee Loan. The loan from the IMT Subsidiary to Ari DeRowe in the amount of NIS 515,000 shall have been repaid.

6.25 1998 Tax Return. The Company shall have filed with the Internal Revenue Service its tax return for 1998 and paid all taxes, interest and penalties due therewith.

6.26 Transfer of IMT Subsidiary Stock. Beyar shall have entered into a letter agreement, in form and content reasonably satisfactory to Parent, pursuant to which Beyar agrees to transfer to Parent or its designee, upon Parent's request, the one (1) share of stock of the IMT Subsidiary held by Beyar as nominee.

6.27 Intellectual Property Transfer Agreement. Parent and S. Robert Kovac, M.D. ("Kovac") shall have entered into definitive agreements which shall contain substantially the terms and conditions set forth in the term sheet executed on November 8, 1999 between Parent and Kovac, pursuant to which Kovac shall transfer all of his right, title and interest in certain intellectual property rights involving sling products and technology for treating urinary incontinence to Parent.

                                   ARTICLE 7
                           CONDITIONS TO COMPANY'S AND
                       PRINCIPAL STOCKHOLDERS OBLIGATIONS

         Notwithstanding anything in this Agreement to the contrary, the obligation of the Company and the Principal Stockholders to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

7.1 Representations and Warranties True. The representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be in all material respects true and correct as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

7.2 Performance. Parent shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing.

7.3 Corporate Approvals. The Board of Directors of the Company and Merger Subsidiary shall have approved the transactions contemplated hereby. All action required to be taken by Parent to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

7.4 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

7.5 Legislation. No Applicable Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

7.6 Certificates. Parent shall have furnished the Company and the Principal Stockholders with such certificates of Company officers, in a form and substance reasonably acceptable to Company and Principal Stockholders, dated the Closing Date, to evidence compliance with the conditions set forth in this Article 7 and such other matters as may be reasonably requested by the Company.

7.7 Opinion of Parent Counsel. Parent shall have delivered to Company an opinion from Oppenheimer Wolff & Donnelly LLP, counsel to Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company.

7.8 Escrow Agreement. The parties thereto shall have executed and delivered the Escrow Agreement and the appropriate funding obligations with respect thereto shall have been satisfied.

7.9 Dissenting Shares. Not more than five percent (5.0%) of the issued and outstanding shares of Company Common Stock as of the Closing Date shall be Dissenting Shares.

7.10 OEM Agreement. IMT Subsidiary and Influ-ENT Ltd. shall have entered into an OEM agreement, pursuant to which IMT agrees to manufacture and sell to Influ-ENT Ltd. the Company's Repose product on terms and conditions that are reasonably satisfactory to Parent and Influ-ENT Ltd.

7.11 1998 and 1999 Financial Statements. The Company shall have received the 1998 and 1999 Financial Statements, including an unqualified opinion of Ernst & Young LLP, with the exception of footnote disclosure regarding stock options.



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

                                   ARTICLE 8
                                  TERMINATION

8.1 Methods of Termination. Subject to the other provisions of this Article 8, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time notwithstanding approval thereof by the Stockholders, but not later than the Termination Date:

         (a) By mutual written consent of Parent, Merger Subsidiary, the Company and the Principal Stockholders; or

         (b) By Parent and Merger Subsidiary on or after the Termination Date, or such later date as may be established pursuant to
                  Section 2.3, if any of the conditions provided for in Article 6 of this Agreement have not been satisfied or waived in writing by Parent prior to such date; or

         (c) By the Company and the Principal Stockholders on or after the Termination Date, or such later date as may be established pursuant to Section 2.3, if any of the conditions provided for in Article 7 of this Agreement have not been satisfied or waived in writing by the Company and the Principal Stockholders prior to such date; or

         (d) By the Parent and Merger Subsidiary if there has been a material breach of any representation, warranty, covenant or agreement on the part of Company, any Subsidiary or Principal Stockholder set forth in this Agreement; or

         (e) By Company and the Principal Stockholders if there has been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement; or

         (f) By either party if any court of competent jurisdiction or any other governmental body has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action has become final and nonappealable; or

         (g) By Parent, Merger Subsidiary, the Company or the Principal Stockholders if the condition set forth in Section 6.27 has not been satisfied or waived on or before November 24, 1999.

8.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 8.1, written notice thereof will forthwith be given to the other party or parties, and the provisions of this Agreement (except for Sections 5.4, 8.3, 8.4 11.3 and Article 10 which shall survive termination of this Agreement) will terminate, and the transactions contemplated herein will be abandoned, without further action by any party hereto.



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

8.3 Effect of Termination. If this Agreement is terminated as provided herein:

         (a) each party will, upon request, return all documents, work papers and other material of any other party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same; and

         (b) the confidentiality obligations of Section 5.4 will continue to be applicable.

8.4      Reimbursement of Expenses.

         (a) Reimbursement by Parent. In the event that Parent and Merger Subsidiary fail or refuse to consummate the transactions contemplated by this Agreement in violation of this Agreement, or this Agreement is terminated by Company pursuant to Section 8.1(e), then, in addition to any other rights or remedies which may be available to the Company in law or in equity, Parent shall reimburse the Company within five (5) business days after written request its reasonable and documented out-of-pocket costs (including legal and accounting fees and costs, and travel expenses) incurred by Company in connection with this Agreement, not to exceed an aggregate of One Million U.S. Dollars ($1,000,000).

         (b) Reimbursement by Company. In the event that Company fails or refuses to consummate the transactions contemplated by this Agreement in violation of this Agreement, or this Agreement is terminated by Parent pursuant to Section 8.1(d), then, in addition to any other rights or remedies which may be available to the Parent in law or in equity, the Company shall reimburse Parent within five (5) business days after written request its reasonable and documented out-of-pocket costs (including legal and accounting fees and costs, and travel expenses) incurred by Parent connection with this Agreement, not to exceed an aggregate of One Million U.S. Dollars ($1,000,000).

                                   ARTICLE 9
                          SURVIVAL AND INDEMNIFICATION

9.1 Survival. The representations, warranties, covenants, agreements and obligations of each party contained in this Agreement, and all claims in respect of any breach of any representation, warranty, covenant, agreement or obligation of party contained in this Agreement, will survive the Closing and shall expire eighteen (18) months after the Closing Date, except that representations and warranties set forth in Sections 3.16 (Benefit Plans), 3.20 (Environmental Compliance) and 3.22 (Tax Matters) shall survive until six (6) months after the expiration of the applicable statute of limitations. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and obligations.

9.2 Indemnification by Parent. Subject to Section 9.5, Parent agrees to indemnify, defend and hold harmless each of the Principal Stockholders from and against any and all Damages asserted against, relating to, imposed upon, suffered or incurred by the Principal Stockholders in connection with enforcing their indemnification rights pursuant to this
         Section 9.2 by reason of or resulting from (i) any untrue representation of, or breach of warranty by, Parent or Merger Subsidiary in any part of this Agreement, (ii) any nonfulfillment of any covenant, agreement or undertaking of Parent or Merger Subsidiary in any part of this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereof entitled to the benefits thereof; (iii) any liability of the Company arising out of the operation of the Company or the IMT Subsidiary or any of their respective businesses after the Closing Date; (iv) any Liabilities for Taxes of the Company, the IMT Subsidiary or any respective predecessor in interest with respect to any tax period or part thereof beginning after the Closing Date; and (v) any Product Liability Claim or other third party claim relating to the Company or the IMT Subsidiary, arising from acts, events, conditions or circumstances existing or occurring after the Effective Time.

9.3 Indemnification by Principal Stockholders. Subject to Section 9.5, the Principal Stockholders, jointly and severally, agree to indemnify, defend and hold harmless Parent, its directors, officers, employees and agents, from and against any and all Damages asserted against, relating to, imposed upon, suffered or incurred by Parent, Merger Subsidiary, its officers, directors, employees, agents and Affiliates, in connection with enforcing their indemnification rights pursuant to this
         Section 9.3 by reason of or resulting from (i) any untrue representation of, or breach of warranty by, the Company, its Subsidiaries or the Principal Stockholders in any part of this Agreement, (ii) any nonfulfillment of any covenant, agreement or undertaking of the Company, its Subsidiaries or the Principal Stockholders in any part of this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereof entitled to the benefits thereof, (iii) any Liabilities for Taxes of the Company, the Subsidiaries or any respective predecessor in interest with respect to any tax period or part thereof prior to the Closing Date in excess of amounts accrued for Taxes on the Financial Statements, regardless of whether such Liabilities for Taxes arise out of or constitute a breach of any representation, warranty or covenant in this Agreement, (iv) any Product Liability Claim or other third party claim relating to the Company or its Subsidiaries, whether presently in existence or arising hereafter from acts, events, conditions or circumstances existing or occurring on or before the Effective Time, regardless of whether such Product Liability Claim or third party claim arises out of or constitutes a breach of any representation, warranty or covenant in this Agreement, (v) any payments made to Dissenting Shareholders pursuant to the DGCL in excess of the Merger Consideration per share of Company Common Stock or Company Preferred Stock held by Dissenting Shareholders; (vi) any liability to holders of Company Preferred Stock arising out of the transactions contemplated by this Agreement; and
         (vii) any use of the name "In-Fast" by the



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

         Company prior to the Closing Date or by Parent or the Company during the six (6) month period following the Closing Date (each of the above shall be referred to herein as an "Indemnification Liability"). Notwithstanding any other provision of this Agreement, the Principal Stockholders shall have no personal liability and the Escrow Fund shall be Parent's sole and exclusive source of recourse for any claims made pursuant to clauses (iii), (iv) and (v) of this Section 9.3; provided, however, that the foregoing shall not limit the personal liability of the Principal Stockholders for any claims made pursuant to clauses (i) and (ii) of this Section 9.3.

9.4      Claims for Indemnification.

         (a) Subject to Section 9.4(c) and Section 9.1, whenever any claim arises for indemnification hereunder the party seeking indemnification (the "Indemnified Party"), will promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party (a "Third Party Claim"), the notice to the Indemnifying Party will specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnifying Party shall have the right to dispute and defend all Third Party Claims and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto. Such defense shall be controlled by the Indemnifying Party, and the cost of such defense shall be borne by the Indemnifying Party, except that the Indemnified Party shall have the right to participate in such defense at its own expense, and provided, however that the Indemnifying Party must first acknowledge that the claim is a bona fide indemnification claim under this Agreement. The Indemnified Party shall cooperate in all reasonable respects in the defense of any such claim, including making personnel, books, and records relevant to the claim available to the Indemnifying Party, without charge, except for reasonable out-of-pocket expenses. If the Indemnifying Party fails to take action within thirty (30) days as set forth above, then the Indemnified Party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the reasonable expenses of defense or settlement as the claim. The Indemnified Party shall also have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnifying Party, and any reasonable expenses incurred by Indemnified Party so acting shall be paid by the Indemnifying Party. Except as otherwise provided herein, the Indemnified Party will not settle or compromise any Third Party Claim for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld. The parties intend that all indemnification claims be made as promptly as practicable.

         (b) If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, the Indemnifying Party will deliver, within ten (10)




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

                  business days after the receipt of such notice, a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection. If the Indemnifying Party filed timely written notice of objection to any claim for indemnification, the validity and amount of such claim will be determined by arbitration pursuant to Article 10. If timely notice of objection is not delivered or if a claim by an Indemnified Party is admitted in writing by an Indemnifying Party or if an arbitration award is made in favor of an Indemnified Party, the Indemnified Party, as a non-exclusive remedy, will have the right to set-off the amount of such claim or award against any amount yet owed, whether due or to become due, by the Indemnified Party or any subsidiary thereof to any Indemnifying Party by reason of this Agreement or any agreement or arrangement or contract to be entered into at the Closing.

         (c) The remedies provided herein are cumulative and will not preclude assertion by any party of any rights or the seeking of any other remedies against any other party.

9.5      Indemnification Limits.

         (a) Except as expressly provided otherwise herein, and subject to the provisions of Section 9.4, neither of the Principal Stockholders nor the Parent, as the case may be, will be entitled to indemnification for any Damages under this Article 9 unless the aggregate of all Damages is more than Two Hundred Fifty Thousand U.S. Dollars ($250,000) (the "Basket Amount"). When the aggregate amount of all such Damages hereunder equals or exceeds the Basket Amount, the Parent or the Principal Stockholders, as the case may be, will be entitled to full indemnification of all claims, including the Two Hundred Fifty Thousand U.S. Dollars ($250,000) that amounted to the Basket Amount. The parties hereto agree that the Basket Amount is not a deductible amount, nor that the Basket Amount will be deemed to be a definition of "material" for any purpose in this Agreement.

         (b) Except as set forth in section 9.5(c), each Principal Stockholder's liability under Section 9.3 shall be limited to the portion of the Merger Consideration that such Principal Stockholder is entitled to receive determined pursuant to the terms of this Agreement (the "Maximum Amount").

         (c) If any of the Principal Stockholders or the Company have breached a representation, warranty, covenant or agreement, and such breaching party had actual knowledge of the breach of the representation, warranty, covenant or agreement herein, or had actual knowledge of the potential or probable loss, liability or damage (based on actual knowledge of the facts and circumstances giving rise to such loss, liability or damage) without disclosing such in the Disclosure Schedule on or prior to the Closing Date, the Principal Stockholders will jointly and severally promptly pay Parent the full indemnification claim without regard to the Basket Amount or the Maximum Amount set forth in this Section 9.5.

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

9.6 Right of Off-Set. All payments of Contingent Merger Consideration and Holdback Merger Consideration shall be made without set-off or deduction of any kind, except that the Parent shall be entitled to set-off against any such amounts owing by the Parent to the Stockholders, any amounts that have been determined by a final decision or judgement of an arbitrator to be due and owing by the Principal Stockholders based on a claim for indemnification by the Parent under this Article 9. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an election of remedies nor limit Parent in any manner in the enforcement of any other remedies that may be available to it.

9.7 Release of Prior Claims. The Principal Stockholders hereby release the Parent, Merger Subsidiary and the Company and their respective subsidiaries, officers, directors, stockholders, employees and Affiliates (collectively, the "Released Parties") of and from any and all claims, complaints, causes of action or demands of whatever kind, known or unknown (collectively, the "Claims"), which any of the Principal Stockholders has or may have against the Released Parties for any actions, conduct, decisions, behavior or events relating to or arising out of either of the Principal Stockholders' status or relationship as an employee, officer, director or shareholder of the Company, except for claims arising under this Agreement. The Principal Stockholders understand that this release extends to, but is not limited to, Claims for breach of contract, breach of any express or implied promise, retaliation, breach of public policy, negligence, intentional infliction of emotional distress, defamation or any other tortious conduct or any Claims under the federal or state securities laws.

9.8 Principal Stockholder's Right of Contribution. In the event that any Principal Stockholder shall make any cash payment in respect of a claim for indemnification by the Parent pursuant to Section 9.3, such Principal Stockholder shall be entitled to contribution from the other Stockholders in an amount equal to such Stockholder's Pro Rata Share of the cash amount so paid to the Parent; provided that any contribution obligation by a Stockholder (other than a Principal Stockholder) shall be satisfied solely and exclusively out of the Escrow Fund and any other amounts, if any, held by the Exchange Agent for distribution to such contributing Stockholder.

                                   ARTICLE 10
                                   ARBITRATION

10.1 Dispute. Except for any controversy, claim or dispute arising out of the failure by any party to this Agreement to consummate the Merger and the transactions contemplated by this Agreement and subject to the last sentence of this Section 10.1, any controversy, claim or dispute of whatever nature arising between the parties under this Agreement or in connection with the transactions contemplated hereunder, including those arising out of or relating to the breach, termination, enforceability, scope or validity hereof, whether such claim existed prior to or arises on or after the Effective Time (a "Dispute"), shall be resolved by mediation or, failing mediation, by binding arbitration. The agreement to mediate and arbitrate contained in this Article 10 shall continue in full force and effect despite the expiration, rescission or termination of this Agreement. Notwithstanding the foregoing, either party may seek injunctive relief with respect to any controversy or claim



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         arising out of or relating to any provision of this Agreement in any court of competent jurisdiction.

10.2 Mediation. No party shall commence an arbitration proceeding pursuant to the provisions set forth below unless such party shall first give a written notice (a "Dispute Notice") to the other parties setting forth the nature of the Dispute. The parties shall attempt in good faith to resolve the Dispute by mediation under the CPR Institute for Dispute Resolution ("CPR") Model Mediation Procedure for Business Disputes (the "CPR Procedure") in effect at the time of the Dispute. If the parties cannot agree on the selection of a mediator within 20 days after receipt of the Dispute Notice, the mediator will be selected in accordance with the CPR Procedure.

10.3     Arbitration.

         (a) If the Dispute has not been resolved by mediation as provided in Sections 10.1 and 10.2 within 60 days after receipt of the Dispute Notice or such greater period as the parties may agree upon in writing, or if a party fails to participate in a mediation, then the Dispute shall be determined by binding arbitration in Minneapolis, Minnesota. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the date on which the Dispute Notice is sent, subject to any modifications contained in this Agreement. The Dispute shall be determined by one arbitrator, except that if the Dispute involves an amount in excess of $250,000 (exclusive of interest and costs), three arbitrators shall be appointed. Persons eligible to serve as arbitrators shall be members of the AAA Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or persons who have professional credentials similar to those persons listed on such AAA or CPR panels. The arbitrator(s) shall have the right to appoint an independent expert (including an independent accounting firm) and the costs and expenses of such expert, together with the costs and expenses of the arbitrator(s), shall be born one-half by the Principal Stockholders and one-half by Parent. The award shall be in writing and include the findings of fact and conclusions of law upon which it is based.

         (b) The arbitration shall be governed by the substantive laws of the State of Minnesota, without regard to conflicts-of-law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code). Judgment upon the award rendered may be entered in any court having jurisdiction.

         (c) Except as otherwise required by law, the parties and the arbitrator(s) agree to keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the resolution of the Dispute. If a party fails to proceed with arbitration as provided in this Agreement, or unsuccessfully seeks to stay the arbitration, or fails to comply with the arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party or parties, as applicable, shall be entitled to be awarded costs, including reasonable attorneys'



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                  fees, paid or incurred in successfully compelling such
                  arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by facsimile, once such notice or other communication is transmitted to the facsimile number specified below and electronic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

         If to Company prior to Closing or to the Principal Stockholders:


                  To:      Lewis C. Pell, Chairman
                           Influence, Inc.
                           40 Ramland Road
                           Orangeburg, New York
                           Fax:  (914) 359-2251

                  With a copy to:

                           Arnold & Porter
                           399 Park Avenue
                           New York, NY 1002
                           Attn:  Paul I. Rachlin, Esq.
                           Fax:  (212) 715-1399

         If to the Company after Closing
         or to the Parent or Merger Subsidiary:

                  To:      American Medical Systems, Inc.
                           10700 Bren Road West
                           Minnetonka, Minnesota 55343
                           Attn:  Chief Executive Officer
                           Fax:  (612) 930-6695

                  With a copy to:

                           Oppenheimer Wolff & Donnelly LLP



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

                           Plaza VII
                           45 South Seventh Street, Suite 3400
                           Minneapolis, Minnesota 55402
                           Attn:  Thomas A. Letscher, Esq.
                           Fax:  (612) 607-7100

         Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

11.2     Amendments; No Waivers.

         (a) Subject to Applicable Law, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.3 Expenses. All costs, fees and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense. Without limiting the generality of the first sentence of this Section 11.3, the fees, costs and expenses of the accountants, attorneys and other financial advisors (including, without limitation, Company's attorneys, bankers and accountants) to the Company in connection with the preparation or negotiation of, or consummation of the transactions contemplated by, this Agreement shall be borne by the Stockholders and paid in accordance with the Escrow Agreement; none of such fees, costs or expenses shall be paid or assumed by Parent or the Company. Without limiting the generality of the first sentence of this Section 11.3, the fees, costs and expenses of the accountants, attorneys and other financial advisors (including, without limitation, attorneys, bankers and accountants) to Parent in connection with the preparation or negotiation of, or consummation of the transactions contemplated by, this Agreement shall be borne by Parent and none of such fees, costs or expenses shall be paid by the Company or the



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         Principal Stockholders. This Section 11.3 shall survive the termination of this Agreement.

11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party.

11.5 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

11.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and the signatures delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

11.7 Entire Agreement. This Agreement (including the Disclosure Schedule, the Side Letter and all Exhibits referred to herein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior and contemporaneous oral and written agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement (including without limitation the letter of intent dated September 2, 1999 between Parent and the Company and all amendments and extensions thereof). Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

11.8 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

11.9 Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

11.10 Construction. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there



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         exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

11.11 Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.12 Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee of Parent or Merger Subsidiary or employee or former employee of the Company or any Affiliate thereof (including any beneficiary or dependent thereof).

11.13 Appointment of Stockholders' Representatives; Enforcement of Rights, Benefits and Remedies.

         (a) By adopting this Agreement, the Stockholders hereby irrevocably constitute and appoint each of Lewis Pell, Oren Globerman, and Motti Beyar as the Stockholders' Representatives (the "Stockholders' Representatives") for the purpose of performing and consummating the transactions contemplated by this Agreement and the Escrow Agreement. The appointment of each of such Stockholders' Representatives is coupled with an interest and all authority hereby conferred shall be irrevocable and such Stockholders' Representatives is hereby authorized and directed to perform and consummate all of the transactions contemplated by this Agreement. Not by way of limiting the authority of the Stockholders' Representatives, each and all of the Stockholders, by their adoption of this Agreement, for themselves and their respective heirs, executors, administrators, successors and assigns hereby authorize the Stockholders' Representatives to:

                  (i) effect any amendment to this Agreement or the Escrow Agreement which the Stockholders' Representatives deems necessary or desirable,

                  (ii) execute and deliver on their behalf all documents and instruments which may be executed and delivered pursuant to this Agreement or the Escrow Agreement, except that all stock powers and letters of transmittal with respect to the transfer of the Company Common Stock or Company Preferred Stock shall be personally executed by the Stockholders,

                  (iii) make and receive notices and other communications pursuant to this Agreement or the Escrow Agreement and service of process in any legal action or other proceeding arising out of or related to this Agreement or the Escrow Agreement or any of the transactions hereunder,

                  (iv) settle any dispute, claim, action, suit or proceeding arising out of or related to this Agreement or the Escrow Agreement or any of the transactions



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

                           hereunder, including, without limitation, the calculation of the Merger Consideration,

                  (v) receive and distribute the Contingent Merger Consideration and Holdback Merger Consideration,

                  (vi)     appoint or provide for successor agents, and

                  (vii) pay expenses incurred or which may be incurred by or on behalf of the Stockholders (and to be reimbursed by the Stockholders for their Pro Rata Share of such expenses out of the sums held by the Exchange Agent pursuant to the Escrow Agreement) in connection with this Agreement and the Escrow Agreement.

                  In the event of the death or disability of any Stockholders' Representative, a majority of the remaining Stockholders' Representatives shall promptly appoint one of the other Principal Stockholders as a replacement. No person serving as the Stockholders' Representatives under this Agreement shall have any personal liability to any Stockholder or its permitted assigns in respect of any claim arising under or based upon this Agreement or the transactions hereunder except to the extent that such person may have liability as a Stockholder hereunder.

         (b) Any claim, action, suit, or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to Stockholders under this Agreement or the Escrow Agreement shall be asserted, brought, prosecuted or maintained only by the Stockholders' Representatives. With respect to any matter contemplated by this Section 11.13, the Stockholders shall be bound by any determination in favor of or against the Stockholders' Representatives or the terms of any settlement or release to which the Stockholders' Representatives shall become a party.

         (c) All actions to be taken by the Stockholders' Representatives may be taken by any two Stockholders' Representatives acting together.

                     (Following Page is the Signature Page)


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN MEDICAL SYSTEMS, INC.    INFLUENCE, INC.
a Delaware corporation            a Delaware corporation


By:      /s/ Douglas W. Kohrs     By:      /s/ Peter A. Bick
   ----------------------------      -------------------------------------------

Name:    Douglas W. Kohrs         Name:    Peter A. Bick, M.D.
     --------------------------        -----------------------------------------

Title:   President and CEO        Title:   President and Chief Executive Officer
      -------------------------         ----------------------------------------

PERSUADE MERGER CORP.             GLOBERMAN ENGINEERING LTD.
a Delaware corporation            an Israeli company


By:      /s/ Douglas W. Kohrs     By:      /s/ Oren Globerman
   ----------------------------      -------------------------------------------

Name:    Douglas W. Kohrs         Name:    Oren Globerman
     --------------------------        -----------------------------------------

Title:   President and CEO        Title:   Manager
      -------------------------         ----------------------------------------

                                  UROTEK LTD.
                                  an Israeli company


                                  By:      Mordechay Beyar
                                     -------------------------------------------
                                  Name:    Mordechay Beyar, M.D.
                                       -----------------------------------------
                                  Title:   Director
                                        ----------------------------------------


                                  KATSUMI ONEDA


                                  /s/ Katsumi Oneda
                                  ----------------------------------------------


                                  LEWIS C. PELL


                                  /s/ Lewis C. Pell
                                  ----------------------------------------------

                                   GUARANTIES

American Medical Systems, Inc. hereby absolutely and unconditionally guarantees the prompt payment and performance of all of the agreements, covenants and indemnification obligations of Persuade Merger Corp. under the foregoing Agreement and Plan of Merger, among American Medical Systems, Inc., Persuade Merger Corp., Influence, Inc., Globerman Engineering Ltd., Urotek Ltd., Katsumi Oneda and Lewis C. Pell.


AMERICAN MEDICAL SYSTEMS, INC.
a Delaware corporation

By:      /s/ Douglas W. Kohrs
   -----------------------------

Name:    Douglas W. Kohrs
     ---------------------------

Title:   President and CEO
      --------------------------


Oren Globerman hereby absolutely and unconditionally guarantees the prompt payment and performance of all of the agreements, covenants and indemnification obligations of Globerman Engineering Ltd. under the foregoing Agreement and Plan of Merger, among American Medical Systems, Inc., Persuade Merger Corp., Influence, Inc., Globerman Engineering Ltd., Urotek Ltd., Katsumi Oneda and Lewis C. Pell.



/s/ Oren Globerman
--------------------------------
OREN GLOBERMAN



Mordechay Beyar, M.D. hereby absolutely and unconditionally guarantees the prompt payment and performance of all of the agreements, covenants and indemnification obligations of Urotek Ltd. under the foregoing Agreement and Plan of Merger, among American Medical Systems, Inc., Persuade Merger Corp., Influence, Inc., Globerman Engineering Ltd., Urotek Ltd., Katsumi Oneda and Lewis C. Pell.



/s/ Mordechay Beyar
--------------------------------
MORDECHAY BEYAR, M.D.





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

                                  EXHIBIT INDEX

EXHIBIT A         Form of Certificate of Merger

EXHIBIT B         Parent Retention List

EXHIBIT C         Disclosure Schedule

EXHIBIT D         Form of Irrevocable Proxy

EXHIBIT E         Form of Voting Agreement

EXHIBIT F         Form of ENT Purchase and Sale Agreement

EXHIBIT G         Form of Beyar/Globerman Employment Agreement

EXHIBIT H         Form of Bick Consulting Agreement

EXHIBIT I         Form of Machek Consulting Agreement

EXHIBIT J         Form of Resignation and Release